Filed Under Rule 424(b)(3)
File No. 333-185450

PROSPECTUS SUPPLEMENT NO. 2 TO
REGISTRATION STATEMENT DECLARED EFFECTIVE
ON MARCH 14, 2013

AMERICAN MAGNA CORP.

30,000,000 Shares of Common Stock

This Prospectus Supplement updates and should be read in conjunction with the Prospectus dated July 25, 2013 and Prospectus Supplement No. 1 thereto dated July 26, 2013 which are to be delivered with this Prospectus Supplement. We are offering up to 30,000,000 at a price per share of $0.01 on a best efforts basis. We are making this offering without the involvement of underwriters or broker-dealers. Should we be successful in selling all of the shares offered, we will receive $300,000 in proceeds before expenses but there can be no assurance that all or any of the shares will be sold. Currently we have not sold any shares in this offering. The offering will terminate December 14, 2013.

The sale of 30,000,000 shares is intended to be a self-underwritten offering with no minimum purchase requirement. We do not have an arrangement to place the proceeds from this offering, if any, in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our use. Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected.

This Prospectus Supplement includes the following documents, as filed by us with the Securities and Exchange Commission:

The attached Annual Report on Form 10-K of American Magna Corp. for the year ended April 30, 2013 filed on August 12, 2013.
The attached Current Report on Form 8-K of American Magna Corp. filed on August 27, 2013.
The attached Current Report on Form 8-K of American Magna Corp. filed on August 30, 2013.
The attached Quarterly Report on Form 10-Q of American Magna Corp. for the quarterly period ended July 31, 2013 filed on September 16, 2013.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 7, 2013

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

For the fiscal year ended April 30, 2013

Commission file number: 000-53630

AMERICAN MAGNA CORP.
(Formerly known as Dakota Gold Corp.)
(Exact name of registrant as specified in its charter)

Nevada	20-5859893
(State of incorporation)	(I.R.S. Employer Identification No.)

701 N. Green Valley Parkway, Suite 200
Henderson, Nevada, 89074
(Address of principal executive offices)

(702) 990-3256
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:
None

Securities registered pursuant to Section 12(g) of the Exchange Act:
Common Stock, $0.001 par value

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐     No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☒

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.   ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes  ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the average bid and asked price of such common equity as of October 31, 2012 was approximately $445,500.

The number of shares of the issuer’s common stock issued and outstanding as of August 12, 2013 was 17,345,998 shares.
Documents Incorporated By Reference:  None

Glossary of Mining Terms

Adit(s), Historic working driven horizontally, or nearly so into a hillside to explore for and exploit ore.

Ag. Elemental symbol for silver.

Auger holes. Drill hole constructed with a small portable drill rig using a hydraulic-driven auger.

Au. Elemental symbol for gold.

Felsic Tertiary Volcanic Rocks. Quartz-rich rocks derived from volcanoes and deposited between two and sixty-five million years ago.

Geochemical sampling. Sample of soil, rock, silt, water or vegetation analyzed to detect the presence of valuable metals or other metals which may accompany them.

Geologic mapping. Producing a plan and sectional map of the rock types, structure and alteration of a property.

Geophysical survey. Electrical, magnetic, gravity and other means used to detect features, which may be associated with mineral deposits

Granite. A medium to coarse crystalline rock composed primarily of the minerals quartz, plagioclase and orthoclase.

Magnetic lows. An occurrence that may be indicative of a destruction of magnetic minerals by later hydrothermal (hot water) fluids that have come up along faults. These hydrothermal fluids may in turn have carried and deposited precious metals such as gold and/or silver.

Plug. A vertical pipe-like body of magma representing a volcanic vent similar to a dome.

Quartz Stockworks. A multi-directional system of quartz veinlets.

RC holes. Short form for Reverse Circulation Drill holes. These are holes left after the process of Reverse Circulation Drilling.

Resource. An estimate of the total tons and grade of a mineral deposit defined by surface sampling, drilling and occasionally underground sampling of historic diggings when available.

Reverse circulation drilling. A less expensive form of drilling than coring that does not allow for the recovery of a tube or core of rock. The material is brought up from depth as a series of small chips of rock that are then bagged and sent in for analysis. This is a quicker and cheaper method of drilling, but does not give as much information about the underlying rocks.

Sedimentation. The process of deposition of a solid material from a state of suspension or solution in a fluid (usually air or water).

Tertiary. That portion of geologic time that includes abundant volcanism in the western U.S.

Trenching. A cost effective way of examining the structure and nature of mineral ores beneath gravel cover. It involves digging long usually shallow trenches in carefully selected areas to expose unweathered rock and allow sampling.

Tuffaceous. Pertaining to sediments which contain up to 50% tuff.

Volcanic center. Origin of major volcanic activity.

Volcanoclastic. Coarse, unsorted sedimentary rock formed from erosion of volcanic debris.

Forward-Looking Statements

This Annual Report on Form 10-K contains forward-looking information. Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management of American Magna Corp. (the “Company”, “American Magna”, or “we”) and other matters. Forward-looking information may be included in this Annual Report on Form 10-K or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the “SEC”) by the Company. One can find many of these statements by looking for words including, for example, “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this Annual Report on Form 10-K or in documents incorporated by reference in this Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

The Company has based the forward-looking statements relating to the Company’s operations on management’s current expectations, estimates and projections about the Company and the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Any differences could result from a variety of factors, including, but not limited to general economic and business conditions, competition, and other factors.

PART I
Item 1.                      Description of Business

We are engaged in natural resource exploration and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource properties. Currently we are in the exploration stage and are undertaking one exploration program in Nevada.

History

American Magna Corp. (formerly known as Dakota Gold Corp.) is an exploration stage company. We were incorporated under the laws of the State of Florida on October 27, 2006 under the name Coastline Corporate Services, Inc.  The Company was initially established to provide services to public companies requiring guidance and assistance in converting and filing their documents with the Securities and Exchange Commission.

On July 8, 2010 the Company’s principal shareholder entered into a Stock Purchase Agreement which provided for the sale of 600,000 shares of common stock of the Company to Daulat Nijjar. In addition, Mr. Nijjar acquired a total of 47,500 shares of common stock from three other shareholders resulting in Mr. Nijjar owning a total of 647,500 shares of common stock, or at that time, 81.7% of the issued and outstanding shares of common stock of the Company.  Effective as of July 8, 2010, in connection with the share acquisition, Mr. Nijjar was appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director, and Chairman of the Company.

On August 16, 2010, Mr. Nijjar returned 450,000 shares of common stock to the Company for cancellation in order to reduce the number of shares issued and outstanding.  Subsequent to the cancellation, the Company had 342,998 shares issued and outstanding; a number that Mr. Nijjar, who was also a director of the Company at that time, considered more in line with the Company’s business plans.  Following the share cancellation, Mr. Nijjar owned 197,500 shares of common stock, or 57.6%, of the remaining 342,998 issued and outstanding shares of common stock of the Company at that time.

On August 18, 2010, Mr. Nijjar, as the holder of 197,500, or 57.6%, of the issued and outstanding shares of the Company’s common stock at that time, provided the Company with written consent in lieu of a meeting of stockholders authorizing the Company to amend the Company’s Articles of Incorporation for the purpose of changing the name of the Company from Coastline Corporate Services, Inc. to “Dakota Gold Corp”. In connection with the change of the Company’s name to Dakota Gold Corp. the Company intended to change its business to mineral resource exploration and move its domicile to Nevada.  In order to undertake the name and domicile change, the Company incorporated a wholly-owned subsidiary in Nevada named Dakota Gold Corp. and merged Coastline Corporate Services, Inc. with the new subsidiary.  The name and domicile change became effective on November 26, 2010 and the Company is now a Nevada corporation.

On September 10, 2010, the Company executed a property option agreement (the “Caldera Property Option Agreement”) with Zsolt Rosta, Jennifer Oliver, and Genesis Gold Corporation (the “Property Owners”) granting the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by the Property Owners. The property known as the Caldera Property is located in Nye County, Nevada and consisted of 32 unpatented claims (the “Caldera Property”).  Upon execution of the Caldera Property Option Agreement, the Company paid the Property Owners $5,000.  The Caldera Property Option Agreement required the Company to make a total of $1,975,000 in additional property option payments and incur $200,000 in exploration expenditures on the Caldera Property.  On August 17, 2012, the Company terminated the Caldera Property Option Agreement.  The Company has determined that the Caldera Property no longer fits with its business parameters.  The Company no longer has any interest in the Caldera Property and no additional payments are required under the Caldera Property Option Agreement. As a result of such termination, the Company paid $7,000 for fees and expenses in order to maintain the property in good standing until August 2013. The Company no longer has any interest in the Caldera Property and no additional payments are required under the Caldera Property Option Agreement.

On December 2, 2010 the Company’s Board of Directors adopted a resolution to split the Company’s stock.  The common stock of the Company was forward split on a 100:1 basis on the record date of December 16, 2010 and a payment date of December 17, 2010.

On March 25, 2011, the Company received a joint written consent in lieu of a meeting (the “Joint Written Consent”) from the members of the Board of Directors (the “Board”) and the holder of 197,500 (representing 57.1%) of the issued and outstanding shares of our common stock (the “Majority Stockholder”). The Joint Written Consent adopted resolutions which authorized the Company to act on a proposal to effect a reverse stock split on the issued and outstanding shares of common stock of the Company at a ratio of 1 new post reverse split common stock for each 100 outstanding pre reverse split common stock of the Company.  On June 16, 2011 the reverse split was completed.

Effective as of August 31, 2011 the Board elected Mr. Bobby Nijjar President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director of the Company.  Also effective as of August 31, 2011 Mr. Daulat Nijjar resigned as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director of the Company.  Mr. Bobby Nijjar is the son of Mr. Daulat Nijjar.

Effective August 1, 2012 the Board elected Mr. Herb Duerr President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, and Director of the Company.  Also effective as of August 1, 2012 Mr. Bobby Nijjar resigned as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Treasurer of the Company.  Mr. Bobby Nijjar remained as the Company’s Secretary and Director.

On August 17, 2012, the Company executed a property option agreement (the “MinQuest Agreement) with MinQuest, Inc., a natural resource exploration company (“MinQuest”),.granting the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by MinQuest.  The property known as the Crescent Fault Property is located in Eureka County, Nevada and consists of 33 unpatented claims.  Upon execution of the MinQuest Agreement, the Company paid MinQuest $5,000.  The MinQuest Agreement required the Company to make $860,000 in additional property option payments and incur $3,100,000 in exploration expenditures..  On July 20, 2013, the Company terminated the  MinQuest Agreement having  determined that the Crescent Fault Property no longer fits its business parameters.

As a result of such termination, the Crescent Fault Property has been returned to MinQuest and the Company is responsible to pay all claim fees, payments and expenses in order to maintain the property in good standing until July 2014. It is estimated that such fees and expenses will be $5,135.

Effective July 2, 2013 the Company amended its Articles of Incorporation for the purpose of changing its name from Dakota Gold Corp. to “American Magna Corp.”  In connection with the change of the Company’s name to American Magna Corp. the Company intends to change its business from an emphasis on gold exploration to magnesium exploration.

On July 19, 2013, the Company executed a property option agreement (the “DPE Agreement”) with Desert Pacific Exploration Inc., a natural resource exploration company (”DPE”), granting the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by DPE.  The property known as the Bell Flat Project is comprised of 11 unpatented mining claims and located within Churchill County, Nevada.  Upon execution of the DPE Agreement, the Company paid DPE, $5,000.  The DPE Agreement requires the Company to make a total of $620,000 in additional property option payments and incur $3,000,000 in exploration expenditures. Pursuant to  the DPE Agreement, Company issued 15,000,000 shares of restricted common stock to its President and CEO.  The parties are discussing amendments to the property option agreement.

Business Operations

We are a natural resource exploration company with an objective of acquiring, exploring, and if warranted and feasible, developing natural resource properties. Our primary focus in the natural resource sector is magnesium. We are an exploration stage company. We do not consider ourselves a “blank check” company required to comply with Rule 419 of the Securities and Exchange Commission, because we were not organized for the purpose of effecting, and our business plan is not to effect, a merger with or acquisition of an unidentified company or companies, or other entity or person. We do not intend to merge with or acquire another company in the next 12 months.

Though we have the expertise on our board of directors to take a resource property that hosts a viable ore deposit into mining production, the costs and time frame for doing so are considerable, and the subsequent return on investment for our shareholders would be very long term. Therefore, we anticipate selling or partnering any ore bodies that we may discover to a major mining company. Many major mining companies obtain their ore reserves through the purchase of ore bodies found by junior exploration companies. Although these major mining companies do some exploration work themselves, many of them rely on the junior resource exploration companies to provide them with future deposits for them to mine. We believe  selling or partnering a deposit found by us to these major mining companies, would provide an immediate return to our shareholders without the long time frame and cost of putting a mine into operation ourselves, and would also provide future capital for the Company to continue operations.

The search for valuable natural resources as a business is extremely risky. We can provide investors with no assurance that the property we have optioned in Nevada contains commercially exploitable reserves. Exploration for natural reserves is a speculative venture involving substantial risk. Few properties that are explored are ultimately developed into producing commercially feasible reserves. Problems such as fluctuation in the commodities markets, unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and any money spent on exploration would be lost.

Natural resource exploration and development requires significant capital and our assets and resources are limited. Therefore, we anticipate participating in the natural resource industry through the selling or partnering of our property, the purchase of small interests in producing properties, the purchase of properties where feasibility studies already exist or by the optioning of natural resource exploration and development projects. To date we have one property under option.  We have not yet conducted any significant exploration on the property. There has been no indication as yet that any commercially viable mineral deposits exist on this property, and there is no assurance that a commercially viable mineral deposit exists on our property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for sale of same. We compete with many junior exploration companies many of which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to develop, maintain or expand our business.

Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

Government Regulation

The federal government and various state and local governments have adopted laws and regulations regarding the protection of natural resources, human health and the environment. We will be required to conduct all exploration activities in accordance with all applicable laws and regulations. These may include requiring working permits for any exploration work that results in physical disturbances to the land and locating claims, posting claims and reporting work performed on the mineral claims. The laws and regulations may tell us how and where we can explore for natural resources, as well as environmental matters relating to exploration and development. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

Any exploration or production on United States Federal land will have to comply with the Federal Land Management Planning Act  which has the effect generally of protecting the environment. Any exploration or production on private property, whether owned or leased, will have to comply with the Endangered Species Act and the Clean Water Act. The cost of complying with environmental concerns under any of these acts varies on a case-by-case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation of whether to proceed with the project.

Other than the normal bonding requirements, there are no costs to us at the present time in connection with compliance with environmental laws. However, since we anticipate engaging in natural resource projects, these costs could occur at any time. Costs could extend into the millions of dollars for which we could be liable. In the event of liability, we would be entitled to contribution from other owners so that our percentage share of a particular project would be the percentage share of our liability on that project. However, other owners may not be willing or able to share in the cost of the liability. Even if liability is limited to our percentage share, any significant liability would wipe out our assets and resources.

Employees

We have commenced only limited operations. Therefore, we have no full time employees. Our officers and directors provide planning and organizational services for us on a part-time basis.

Item 1A.                      Risk Factors

Factors that May Affect Future Results

1.           Our independent auditor has issued a going concern opinion after auditing our financial statements.  Our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

We will be required to expend substantial amounts of working capital in order to explore and develop our Bell Flat Project.  Upon changing our business to mineral exploration we entered the exploration stage on August 1, 2010.  Our operations have been funded entirely from capital raised from our private offerings of securities from March 2011 through September 2011 and from a bridge loan initially closed in August 2010. We will continue to require additional financing to execute our business strategy.  We are totally dependent on external sources of financing for the foreseeable future, of which we have no commitments. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. Our failure to raise additional funds in the future will adversely affect our business operations, and may require us to suspend our operations, As of April 30, 2013 we have incurred a net loss of $230,997 from inception of the exploration stage and used cash in operations from inception of the exploration stage of $226,445.  After auditing our financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will be required to curtail our development plans which could cause us to become dormant and our shareholders to lose their investment in our company. In addition, any additional equity financing may involve substantial dilution to our then existing stockholders.

2.           We are an exploration stage company, have generated no revenues to date and have a limited operating history upon which we may be evaluated.

We were incorporated on October 26, 2006 in the State of Florida under the name Coastline Corporate Services, Inc.  In 2010 we completed a name and jurisdiction change and on August 1, 2010 we became an exploration stage company.  We have optioned an early stage mineral property but the property does not have any known resources or reserves.  Our only other meaningful asset is approximately $3,660 in cash at April 30, 2013. Our limited operating history makes it difficult to evaluate our business on the basis of historical operations. We have no known commercially viable deposits, or “resources”, or "reserves" on our property. Therefore, determination of the existence  of  a  resource or reserve  will  depend  on appropriate  and  sufficient  exploration  work  and the  evaluation  of  legal, economic, and environmental  factors. If we fail to find a commercially viable deposit on our Property our financial condition and results of operations will suffer.  If we cannot generate income from the property we will have to cease operations which will result in the loss of your investment.

We face all of the risks inherent in a new business and those risks specifically inherent in the exploration stage company, with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. We cannot assure you that we will be able to generate revenues or profits from the operation of our business or that we will be able to generate or sustain profitability in the future.

3.           We expect losses in the future because we have no revenue to offset losses.

As reflected in our financial statements we are in the exploration stage. Since entering the exploration stage on August 1, 2010, we have incurred a net loss of $230,997 and used cash in operations of $226,445.  As we have no current revenue, we are expecting losses over the next 12 months because we do not have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

4.           Our business model is unproven and our success is dependent on our ability to explore and develop our mineral property.

Our business model is to generate revenues from the sale of minerals from our optioned exploration property located in Churchill County, Nevada.  We cannot guarantee that we will ever be successful in effectuating our business plan or in generating revenues in the future. The Property is at a very early stage, and our ability to generate revenue is unproven. Therefore, it is not possible for us to predict the future level of production, if any, or if we will be able to effectuate our business plan. If we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

5.            Because we anticipate our operating expenses will increase prior to our earning revenues, if any, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues due to the significant amount of expenditures required to bring a property to the point where it is producing revenue. Therefore, we expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from the exploration of our mineral claims we will not be able to earn profits or continue operations.

6.           The failure to hire qualified employees or consultants would damage our business.

Due to the highly technical nature of our business, we will depend greatly on attracting and retaining experienced management and highly qualified and trained personnel.  We will compete with other companies intensely for qualified and well trained professionals in our industry. If we cannot hire or retain, and effectively integrate, a sufficient number of qualified and experienced professionals, this will have a material adverse effect on our capacity to sustain and grow our business.

7.           Because our President and CEO is also an owner of, and consultant to, several other exploration companies engaged in mineral exploration, a potential conflict of interest exists which could negatively impact our ability to acquire properties to explore and to run our business.

Our President and CEO owns and/or is an officer of several mineral exploration consulting businesses and may be involved in related pursuits that could present conflicts of interest with our company..  This association may give rise to inherent conflicts of interest from time to time. For example, we may be presented with an opportunity in which our officer would have to decide if the opportunity would be more appropriate for us or another company.

8.           If we do not make the required option payments and property expenditure requirements mandated in the DPE Agreement with the Bell Flat Project owners we will lose our interest in the Bell Flat Project and our business may fail.

If we do not make all of the property payments or incur the required expenditures in accordance with the DPE Agreement on the Bell Flat Project we will lose our option to acquire the property and may not be able to continue to execute our business objectives if we are unable to find an alternate exploration interest. Since our payment obligations are non-refundable, if we do not make any payments, we will lose any payments previously made and all our rights to the property.

9.            Because of the speculative nature of exploration and development of natural resources, there is a substantial risk that our business will fail.

The search for valuable natural resources on our property is extremely risky as the exploration for natural resources is a speculative venture involving substantial risk. Few properties that are explored are ultimately developed into producing mines. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  Because the probability of an individual prospect ever having reserves is extremely remote, in all probability the Property does not contain any reserves, and any funds we spent on exploration will probably be lost. In such a case, we would be unable to complete our business plan.

Mineral exploration involves a high degree of risk and exploration projects are frequently unsuccessful.  To the extent that we continue to be involved in mineral exploration, the long-term success of our operations will be related to the cost and success of our exploration programs. The risks associated with mineral exploration include:

•	the identification of potential mineralization based on superficial analysis;

•	the quality of our management and our geological and technical expertise; and

•	the capital available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization.  It may take several years to establish proven and probable reserves and to develop and construct mining and processing facilities.

10.           We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in developing mineral reserves.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors such as other junior exploration companies or with any new competitors.  We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

11.           We may not have the funds to purchase all of the supplies, manpower and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, manpower and certain equipment such as drill rigs, bulldozers and excavators that we might need to conduct exploration. If there is a shortage or scarcity, we cannot compete with larger companies in the exploration industry for supplies, manpower and equipment.  In the event that the prices for such resources rise above our affordability levels, we may have to delay or suspend operations.  In the event we are forced to limit our exploration activities, we may not find any minerals, even though our Property may contain mineralized material. Without any minerals we cannot generate revenues and shareholders may lose their investment in our company.

12.           The prices of minerals are highly volatile and a decrease in mineral prices could result in us incurring losses.

The profitability of natural resource operations are directly related to the market prices of the underlying commodities.  The market prices of minerals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions.  Price fluctuations in the minerals markets from the time development of a mine is undertaken and the time production can commence can significantly affect the profitability of a mine.  Accordingly, we may begin to develop a mineral property at a time when the price of the underlying mineral make such exploration economically feasible and, subsequently, incur losses because metals prices have decreased.  Adverse fluctuations of mineral market price may force us to curtail or cease our business operations.

13.            Because our business involves numerous operating hazards, we may be subject to claims of a significant size which would be costly to rectify.

Our proposed business is subject to the usual hazards inherent in exploring for minerals, such as general accidents, explosions, chemical exposure, and craterings.  The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of equipment, injury or death to personnel resulting in substantial liability to us. Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. The occurrence of any such contingency would require us to incur additional costs and could force us to cease our operations, which will cause you a loss of your investment.

Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program.  We do not currently carry insurance to protect against these risks and we may not obtain such insurance in the future.  Even if we do obtain insurance, the nature of these risks is such that liabilities could exceed policy limits or be excluded from coverage.    The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, thereby hurting our financial position, potential future earnings, and competitive positions and the cessation of our operations.

14.           Failure to comply with regulations or damage to the environment from our operations may subject us to significant claims.

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry since the rules and regulations frequently are amended or interpreted.  We cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulation could expand and have a greater impact on future mineral exploration operations.  Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the cost of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and property are subject to extensive federal, state, and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released into the environment in connection with exploration activities, (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and  (v)  impose substantial  liabilities  for  pollution  resulting  from  our  proposed operations. Non-compliance with laws, including environmental laws could result in significant costs and liabilities that would adversely affect our finances and force us to cease operations.

15.           Because access to our mineral claims is limited during inclement weather conditions delays in our exploration could occur.

The business of mining for magnesium and other metals is generally subject to a number of risks and hazards including natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. Access to our mineral Property is restricted during these weather conditions. Furthermore, during the winter months exploration cannot be done on the Property. As a result, any attempt to test or explore the Property is largely limited to the times when weather conditions permits such activities. These limitations may result in significant delays in exploration efforts. Such delays may have a significant negative effect on our results of operations.

16.           Our principal stockholder, who is also our  chief executive officer and a director, owns a controlling interest in our voting stock and is able to influence all matters requiring shareholder approval and approval of significant corporate transactions.

Our principal shareholder beneficially owns approximately 86.5% of our outstanding common stock.  As a result, this shareholder will have the ability to control substantially all matters submitted to our stockholders for approval including:

•      election of our board of directors;
•      removal of any of our directors;
•      amendment of our Articles of Incorporation or bylaws; and
•      adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

and may take actions that are contrary to your interests.

17.           Because our President has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

As a result of his duties and responsibilities with the other businesses Mr. Duerr can only provide his management services to us on a part-time basis. Because we are in the early stages of our business, Mr. Duerr will not be spending all of his time working for the Company. Mr. Duerr will expend enough time to oversee the work program that has been approved by the Company.  Later, if the demands of our business require additional time from Mr. Duerr, he is prepared to adjust his timetable to devote more time to our business. However, it still may not be possible for Mr. Duerr to devote sufficient time to the management of our business, as and when needed, especially if the demands of Mr. Duerr’s other interests increase. Competing demands on Mr. Duerr’s time may lead to a divergence between his interests and the interests of our shareholders.

RISK FACTORS RELATING TO OUR COMMON STOCK

18.           We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.001 per share, of which 17,345,998 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

19.           Our chief executive officer who is also a director owns a controlling interest in our voting stock. .

Our chief executive officer, who is also a director, beneficially owns approximately 86.5% of our outstanding common stock.  If and when he is able to sell his shares in the market, such sales within a short period of time could adversely affect the market price of our common stock if the marketplace does not orderly adjust to the increase in the number of shares in the market. This will result in a decrease in the value of your investment in the Company.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

20.           Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

21.           Since our shares are quoted on the OTC Bulletin Board, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present shareholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the Securities and Exchange Commission adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the (“OTCBB”) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

22.           We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees, other than our sole officer and director. As we engage in the exploration of our mineral claim, hire employees and consultants, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

23.           Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

24.           Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

Item 1B.                      Unresolved Staff Comments

There are no unresolved staff comments.

Item 2.                      Description of Property

We do not own any real property. We currently maintain our corporate office space on a shared basis at 701 N. Green Valley Parkway, Suite 200, Henderson, Nevada, 89074 pursuant to a one-year lease for $249 per month that expires in August 2013.  Management believes that our office space is suitable for our current needs.

In the following discussion relating to our interests in real property, there are references to “patented” mining claims and “unpatented” mining claims. A patented mining claim is one for which the U.S. government has passed its title to the claimant, giving that person title to the land as well as the minerals and other resources above and below the surface. The patented claim is then treated like any other private land and is subject to local property taxes. An unpatented mining claim on U.S. government lands establishes a claim to the locatable minerals (also referred to as stakeable minerals) on the land and the right of possession solely for mining purposes. No title to the land passes to the claimant. If a proven economic mineral deposit is developed, provisions of federal mining laws permit owners of unpatented mining claims to patent (to obtain title to) the claim. If one purchases an unpatented mining claim that is later declared invalid by the U.S. government, one could be evicted.

NEVADA
Bell Flat Project
Reno
Sparks
Carson City
Lake Tahoe
Fallon
Fernley
Hazen
Lovelock
Unionville
Oreana
Wadsworth
Silver Springs
Virginia City
Dayton
Stewart
Minden
Gardnerville
Yerington
Mason
Schurz
Wabuska
Frenchman
Gabbs
Ione
Austin
Eureka
Hawthorne
Babbitt
Luning
Mina
Basalt
Coaldale
Tonopah
Manhattan
Warm Springs
Bridgeport
Pyramid Lake
Winnemucca Lake
Humboldt Lake
Carson Sink
Walker Lake
Mono Lake
Lahontan Res.
Stillwater Range
Clan Alpine Mts.
Desatoya Mts.
Shoshone Mts.
Toiyabe Range
Toquima Range
Monitor Range
Hot Creek Range
Pancake Range
Big Smoky Valley
Wassuk Range
Gillis Ra.
Gabbs Valley Ra.
Excelsior Mts.
Trinity Range
Pah Rah Ra.
Simpson Park Mts.
Diamond Mts.
Ruby Mts.
White Pine Range
Gabbs Valley
South Shoshone Peak
North Shoshone Peak
Job Peak
Mt. Grant
Pilot Peak
Round Mountain
Mt. Jefferson
Wildcat Peak
Monitor Peak
Mt. Callaghan
Railroad Pass
Bunker Hill
Columbus Salt Marsh
YOSEMITE
NAD27 Zone 10S
NAD27 Zone 11S
0 10 20 30 40 50 60 miles
0 25 50 75 100 km
TN MN 14°

Map created with TOPO!® ©2003 National Geographic (www.nationalgeographic.com/topo)

Bell Flat, Nevada
Claim boundary
Bell Flat Property
Wash
Prospects
JEEP
N
0
375
750
1,500
Meters

Map of our Bell Flat Project located in Churchill County, Nevada.

Bell Flat Project

Acquisition of Interest

On July19, 2013, the Company executed the  DPE Agreement  which granted the Company the right to acquire 100% of the mining interests of the Bell Flat Project which is located in Churchill County, Nevada and currently consists of 11 unpatented claims (the “Property”).

Annual option payments and minimum annual exploration expenditures under DPE Agreement are as noted below:

	Property	Work
	Payments	Expenditures
Upon Execution of the Agreement	$5,000	$-
By May 21, 2014	10,000	50,000
By May 21, 2015	15,000	150,000
By May 21, 2016	20,000	150,000
By May 21, 2017	30,000	200,000
By May 21, 2018	40,000	350,000
By May 21, 2019	50,000	300,000
By May 21, 2020	50,000	300,000
By May 21, 2021	50,000	300,000
By May 21, 2022	50,000	200,000
By May 21, 2023	50,000	250,000
By May 21, 2024	250,000	750,000
	$620,000	$3,000,000

Since our payment obligations are non-refundable, if we do not make any payments under the DPE Agreement we will lose any payments made and all our rights to the Property. If all said payments under the Agreement are made, then we will acquire all mining interests in the Property.  If the Company fails to make any payment when due, the DPE Agreement gives the Company a 60-day grace period to pay the amount of the deficiency. DPE retained a 3% net smelter royalty of the aggregate proceeds received by the Company from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the Property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.  The Company shall have the one time right exercisable for 90 days following completion of the initial feasibility study to buy up to 50% of DPE’s 3% royalty interest for $3,000,000.  Any exercise of its option to the Property rights under the DPE Agreement requires a yearly advance royalty payment of $20,000, up to $200,000.

The Company may use DPE for its mineral exploration expertise on the Property. Furthermore, both the Company and DPE have the right to assign, sell, mortgage or pledge their rights in the DPE Agreement or the Property. In addition, any mineral interests staked, located, granted or acquired by either the Company or DPE which are located within a 1 mile radius of the Property will be included in the option granted to the Company.

The Company has the right to assign, sell, mortgage or pledge its rights in the DPE Agreement or on the Property..  The Company can terminate the DPE Agreement at any time but must pay fees and expenses to maintain the Property in good standing for one year thereafter.  The parties are discussing amendments to the property option agreement.

Description and Location of the Bell Flat Project

The Bell Flat Project is comprised of 11 unpatented mining claims covering a total of 220 acres located within the Walker Lane trend, Churchill County, Nevada.  The property is located approximately 15 miles north of Gabbs, Nevada.  This project represents a grass roots exploration property with no defined resource.

Exploration History of the Bell Flat Project

Historic work in the area was initiated in the early 1900’s when prospectors discovered copper oxides within an exposed granitic sill on the south end of the property.  Extensive soil and rock sampling, geophysical surveys and modest drilling have identified various anomalous concentrations of elements.  In particular, an area of elevated magnesium values ranging from 3 to 12 percent exist in soil samples collected during the 2006 field season.  The spacing of the soil grid was completed on 100 feet intervals east-west and approximately 500 feet intervals north-south.  The elevated values occur within an area 300 to 400 feet in width and over a distance of 2,500 feet in length.  Any previous drill samples collected within or near the area of elevated magnesium results were not assayed for magnesium and no sample medium from the previous drilling is available for testing.

Geology of the Bell Flat Project

The Bell Flat Project encompasses a northwesterly trending structural zone which also hosts low grade gold and silver.  The structure cuts Tertiary felsic volcanic rocks and Triassic sediments.  The Triassic sediments are the host rock for the nearby magnesium mine located near Gabbs, Nevada.  Based on geologic mapping and geochemical sampling, it is likely that hydrothermally altered dolomite carries the magnesium minerals.  Shallow pits, trenches, a shaft and a few drill holes have encountered gold and silver within argillized shale and jasperoid developed along the contact of the sediments and younger volcanic rocks.  Clay altered felsic volcanic tuff also contains some gold and silver.   The above hydrothermally altered rocks are capped by post-mineral basalt and wind-blown sand obscuring additional potential.
Current State of Exploration

The Bell Flat Project does not have any reportable mineral resources or reserves. The Property has seen only cursory prospecting. There has been no production of metals from the Property in the past.

Geological Exploration Program

The Company has not yet undertaken any exploration on the Bell Flat Project.  However, the Company is working with DPE in the preparation of a budget and exploration program.

Item 3.                      Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

Item 4.                       Mine Safety Disclosures

The Company currently has no mining operations.

PART II

Item 5.                      Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities

Market Information

Our common stock is quoted on the Over The Counter Bulletin Board (“OTCBB”) under the symbol “AMGC” (previously the Company’s stock traded under the symbol “DAKO”). The following table sets forth the quarterly high and low closing bid prices of the common stock as reported on http://finance.yahoo.com during the fiscal years ending April 30, 2013 and April 30, 2012:

Fiscal Quarter		Bid Price Information*
Year	Quarter	High Bid Price	Low Bid Price
2013	Fourth Quarter	$0.05	$0.02
	Third Quarter	$0.05	$0.02
	Second Quarter	$0.05	$0.02
	First Quarter	$0.05	$0.02
2012	Fourth Quarter	$0.05	$0.03
	Third Quarter	$0.05	$0.03
	Second Quarter	$0.05	$0.03
	First Quarter	$0.11	$0.06

*The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders

On August 12, 2013, there were approximately 34 holders of record of the Company’s common stock.

Dividends

The Company has not declared or paid any cash dividends on its common stock nor does it anticipate paying any in the foreseeable future. Furthermore, the Company expects to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of its Board of Directors and will depend upon its earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

There were no sales of unregistered securities that were not previously reported.

Purchases of Equity Securities by the Company and Affiliated Purchasers

None.

Item 6.                      Selected Financial Data

A smaller reporting company, as defined by Item 10 of Regulation S-K, is not required to provide the information required by this item.

Item 7.                      Management’s Discussion and Analysis or Plan of Operation

Overview

We are a natural resource exploration company with an objective of acquiring, exploring, and if warranted and feasible, exploiting natural resource properties. Our primary focus in the natural resource sector ismagnesium We do not consider ourselves a “blank check” company required to comply with Rule 419 of the Securities and Exchange Commission, because we were not organized for the purpose of effecting, and our business plan is not to effect, a merger with or acquisition of an unidentified company or companies, or other entity or person. We do not intend to merge with or acquire another company in the next 12 months.

In the following discussion, there are references to “unpatented” mining claims. An unpatented mining claim on U.S. government lands establishes a claim to the locatable minerals (also referred to as stakeable minerals) on the land and the right of possession solely for mining purposes. No title to the land passes to the claimant. If a proven economic mineral deposit is developed, provisions of federal mining laws permit owners of unpatented mining claims to patent (to obtain title to) the claim. If you purchase an unpatented mining claim that is later declared invalid by the U.S. government, you could be evicted.

Plan of Operation

During the twelve-month period ending April 30, 2014, our objective is to commence an exploration program on the Bell Flat Project.  The Company received an additional $20,000 under its related party bridge loan on August 20, 2012.  The cash from this related party bridge loan is not sufficient to fund all of our planned operations for the next twelve months.  The Company expects that it will need approximately $122,000 to fund its operations during the next twelve months which will include property option payments, exploration of its Property as well as the costs associated with maintaining an office and its reporting obligations as a public company. In order to develop its Property, the Company will need to obtain additional financing.  Management may seek additional capital through the sale of its common stock.  Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future.

We continue to run our operations with the use of contract operators, and as such do not anticipate a change to our company staffing levels. We remain focused on keeping the staff compliment, which currently consists of our two directors and one officer, at a minimum to conserve capital. We believe outsourcing of necessary operations continues to be the most cost effective and efficient manner of conducting the business of the Company.

We do not anticipate any equipment purchases in the twelve months ending April 30, 2014.

The following is an overview of the project work to date, as well as anticipated work for the next twelve months. Specific dates when work will begin, and how long it will take to complete each step is subject to change due to the variables of weather, availability of work crews for a particular type of work, and the results of work that is planned, the outcome of which will determine what the next step on that project will be.

Bell Flat Project

On July 19, 2013, the Company executed the DPE Agreement granting the Company the right to acquire 100% of the mining interests of the Bell Flat Project, located in Churchill County, Nevada and currently consists of 11 unpatented claims.  Upon execution of the DPE Agreement, the Company paid DPE $5,000. The Agreement requires the Company to make $620,000 in additional property option payments and incur $3,000,000 in exploration expenditures on the Property by May 21, 2024.

Crescent Fault Property

On July 20, 2013, the Company terminated the Minquest Agreement. The Company has determined that the Crescent Fault Property no longer fits with its business parameters as the Company is changing its exploration emphasis from gold to magnesium.

As a result of such termination, the Crescent Fault Property has been returned to MinQuest and the Company is responsible to pay all claim fees, payments and expenses in order to maintain the property in good standing until July 2014. It is estimated that such fees and expenses will be $5,135.

Caldera Property

On August 17, 2012, the Company terminated the Caldera Property Option Agreement.  The Company determined that the Caldera Property no longer fits with its business parameters.

As a result of such termination, the Caldera Property has been returned to the Property Owners and the Company paid $7,000 for fees and expenses in order to maintain the property in good standing until August 2013. The Company no longer has any interest in the Caldera Property and no additional payments are required under the Caldera Property Agreement.

Results of Operations

We did not earn any revenues during the years ended April 30, 2013 or 2012.  We will be in the exploration stage of our business for an extended period of time and as a result do not anticipate earning revenues until we have developed an exploration property.  We can provide no assurance that we will discover commercially exploitable levels of mineral resources on our Property, or if such resources are discovered, that we will enter into commercial production of our mineral property.

For the fiscal year ended April 30, 2013 we had a net loss of $62,951 compared to a net loss of $96,705 for the fiscal year ended April 30, 2012.  The decrease in the net loss was largely a reduction in property acquisition costs as in the current year the Company paid $5,000 to MinQuest upon execution of the Crescent Fault Agreement while in the prior period the Company paid $25,000 under the Caldera Property Option Agreement.  Additionally, the Company incurred $8,806 in mineral property exploration expenditures for the fiscal year ended April 30, 2013 compared to $33,376 for the fiscal year ended April 30, 2012.  In  fiscal 2013 the Company did not perform any significant exploration on the Crescent Fault or Caldera properties while in fiscal 2012 the Company began planning its exploration program on the Caldera Property.  General and administrative expenses increased to $44,106 in fiscal 2013 from $34,191 in fiscal 2012 as a result of filing and professional fees associated with the filing of the Company’s registration statement on Form S-1 in fiscal 2013.

Liquidity and Capital Resources

We have funded our operations entirely from capital raised from our private offerings of securities from March 2011 through September 2011 and from a bridge loan. Between March 2011 and September 2011 we sold an aggregate of 2,300,000 shares of our common stock for aggregate gross proceeds of $130,000.  In August 2010, we received a bridge loan (“Bridge Loan”) in the original principal amount of $80,000. which was due August 20, 2011. On August 20, 2011, the term of the loan was extended until August 20, 2012 and the principal amount was increased to $84,000.  On August 27, 2012, the Company’s entered in a bridge loan agreement to extend the Bridge Loan in the original principal amount of $84,000 which was due on August 20, 2012 to August 20, 2013 and to increase the principal amount of the loan to  $108,200. The loan is unsecured, bears interest at 5% per year, and may be repaid in its entirety upon 15 day’s notice to the lender.

We had cash of $3,660 and negative working capital of $111,233 as of April 30, 2013. We anticipate that we will incur the following expenses over the next twelve months:

•	$67,000 in property option payments, annual claim filing fees, and exploration expenditures on the Company’s Bell Flat Project;

•	$55,000 for operating expenses, including working capital and general, legal, accounting and administrative expenses associated with reporting requirements under the Securities Exchange Act of 1934.

Net cash used in operating activities during the fiscal year ended April 30, 2013 was $53,336 compared to $86,274 for the fiscal year ended April 30, 2012.  A significant portion of the decrease was due to a decrease in the net loss to $62,951 for the fiscal year ended April 30, 2013 from $96,705 for the fiscal year ended April 30, 2012.  Partially offsetting the impact of the decreased net loss was the impact of the property acquisition costs.  For the fiscal year ended April 30, 2013, the Company paid $5,000 to MinQuest upon execution of the Crescent Fault Agreement while in the fiscal year ended April 30, 2012 the Company paid $25,000 under the Caldera Property Option Agreement.    Changes in working capital included inflows of $1,281 and $6,128 respectively from changes in prepaid expenses for the fiscal years ended April 30, 2013 and 2012 while there were inflows of $3,295 and $165 respectively from changes in accounts payable and accrued liabilities for the fiscal years ended April 30, 2013 and 2012.  There were no investing activities in either year.   Financing activities for the fiscal year ended April 30, 2013 consisted of $20,000 received from the proceeds of a loan while in the fiscal year ended April 30, 2012 financing activities were the result of $100,000 received in proceeds from a private placement.

The future of the Company is dependent upon its ability to obtain future financing and upon future profitable operations from the development of its mineral property.  On August 27, 2012 the Company received an additional $20,000 in proceeds from a bridge loan and on September 1, 2011 the Company received $100,000 from a private placement.  The proceeds from these financings are not sufficient for all of the Company’s commitments for the next 12 months. The Company expects that it will need approximately $122,000 to fund its operations through April 30, 2014.  We anticipate that in the future we will need additional funding and that such funding will be in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed.  We do not have any arrangements in place for any future equity financing.

Going Concern Consideration

The Company incurred a net loss of $230,997 for the period from August 1, 2010 (inception of the exploration stage ) to April 30, 2013 and has no sales. Current cash available to the Company is not sufficient to continue all of our planned activities for the next twelve months. In addition, we anticipate generating losses and therefore we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities that could result should we be unable to continue as a going concern.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Accordingly, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Critical Accounting Policies

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires companies to establish accounting policies and to make estimates that affect both the amount and timing of the recording of assets, liabilities, revenues and expenses. Some of these estimates require judgments about matters that are inherently uncertain and therefore actual results may differ from those estimates.

A detailed summary of all of the Company’s significant accountings policies and the estimates derived therefrom is included in Note 3 to the Company’s financial statements for the year ended April 30, 2013. While all of the significant accounting policies are important to the Company’s financial statements, the following accounting policies and the estimates derived therefrom have been identified as being critical:

• Exploration and Development Costs
• Income Taxes

Exploration and Development Costs

Mineral property interests include optioned and acquired mineral development and exploration stage properties. The amount capitalized related to a mineral property interest represents its fair value at the time it was optioned or acquired, either as an individual asset or as a part of a business combination. The value of such assets is primarily driven by the nature and amount of mineralized material believed to be contained in such properties. Exploration costs are expensed as incurred and development costs are capitalized if proven and probable reserves exist and the property is a commercially minable property. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are capitalized. Costs incurred to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mineral interests costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of April 30, 2013.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In December 2011, FASB issued Accounting Standards Update (“ASU”) 2011-11 which amends the guidance in ASC 210, Balance Sheet (ASC 210). The ASU requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The ASU is effective for annual periods beginning on or after January 1, 2013. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented.

In June 2011, the FASB issued Accounting Standards ASU 2011-05 to amend the guidance on the presentation of comprehensive income in ASC 220. ASU 2011-05 requires companies to present a single statement of comprehensive income or two separate but consecutive statements, a statement of operations and a statement of comprehensive income. ASU 2011-05 eliminates the alternative to present comprehensive income within the statement of equity. ASU 2011-05 does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The ASU should be applied retrospectively and is effective for annual periods beginning after December 15, 2011. In December 2011, the FASB issued ASU 2011-12, which deferred the changes in ASU 2011-05 that relate to the presentation of reclassifications out of accumulated other comprehensive income.

In May 2011, the FASB issued ASU 2011-04, which amends the guidance on fair value measurement in ASC 820 to converge the fair value measurement and disclosure requirements under GAAP and International Financial Reporting Standards (“IFRS”) fair value measurement and disclosure requirements. The amendments change the wording used to describe the requirements for measuring fair value, changes certain fair value measurement principles and enhances disclosure requirements. This guidance is effective for annual periods beginning after December 15, 2011, applied prospectively.

In January 2013, the FASB issued ASU No. 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” This pronouncement was issued to address implementation issues about the scope of Accounting Standards Update No. 2011-11 and to clarify the scope of the offsetting disclosures and address any unintended consequences. This pronouncement is effective for reporting periods beginning on or after January 1, 2013.

In February 2013, the FASB issued ASU No. 2013-02, ‘Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This pronouncement was issued to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update seek to attain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is reclassified to a balance sheet account (i.e. inventory) instead of directly to income or expense in the same reporting period. This pronouncement is effective prospectively for reporting periods beginning after December 15, 2012.

Item 7A                      Quantitative and Qualitative Disclosure About Market Risk

A smaller reporting company, as defined by Item 10 of Regulation S-K, is not required to provide the information required by this item.

Item 8.                                 Financial Statements

AMERICAN MAGNA CORP.

(formerly DAKOTA GOLD CORP.)

(An Exploration Stage Company)

-:-

INDEPENDENT AUDITOR’S REPORT

April 30, 2013 and 2012

Contents	Page

Report of Independent Registered Public Accountants	F - 1

Balance Sheets (Audited)
April 30, 2013 and 2012	F - 2

Statements of Operations (Audited) for the
Years Ended April 30, 2013 and 2012 and the Cumulative Period
from August 1, 2010 (inception of exploration stage) to April 30, 2013	F - 3

Statement of Stockholders’ Equity (Audited)
Since October 27, 2006 (inception) to April 30, 2013	F - 4

Statements of Cash Flows (Audited) for the
Years Ended April 30, 2013 and 2012 and the Cumulative Period
from August 1, 2010 (inception of exploration stage) to April 30, 2013	F – 5

Notes to Financial Statements	F - 7

DKM Certified Public Accountants	2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
American Magna Corp.

We have audited the accompanying balance sheet of American Magna Corp formerly Dakota Gold as of April 30, 2013 and 2012, and the related statement of operations, stockholders’ deficiency, and cash flows from inception of the exploration (August 1, 2010) through April 30, 2013 and the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  American Magna Corp.  from beginning exploration (August 1, 2010) through April 30, 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants
DKM Certified Public Accountants
Clearwater, Florida
August 12, 2013

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
(An Exploration Stage Company)
BALANCE SHEETS
(Audited)

	April 30,	April 30,
	2013	2012
ASSETS
Current Assets
Cash	$3,660	$36,996
Prepaid expenses	877	2,158
Total Current Assets	4,537	39,154

Total Assets	$4,537	$39,154

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$3,820	$525
Related party bridge loan and accrued interest payable	111,950	86,911
Total Current Liabilities	115,770	87,436

Stockholders’ Equity (Deficit)
Common Stock, Par Value $0.001
Authorized 100,000,000 shares,
Issued 2,345,998 shares at
April 30, 2013 (April 30, 2012 – 2,345,998)	2,346	2,346
Paid-in capital	204,704	204,704
Accumulated deficit	(87,286)	(87,286)
Deficit accumulated since inception of exploration stage	(230,997)	(168,046)

Total Stockholders’ Equity (Deficit)	(111,233)	(48,282)

Total Liabilities and Stockholders’ Equity (Deficit)	$4,537	$39,154

The accompanying notes are an integral part of these financial statements.

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Audited)

			Cumulative
			Since
			August 1, 2010,
	For the Year Ended		Inception of
	April 30,		Exploration
	2013	2012	Stage
Revenues	$—	$—	$—
Cost of Revenues	—	—	—

Gross Margin	—	—	—

Expenses
Mineral property exploration expenditures	8,806	33,376	49,126
General and administrative	44,106	34,191	114,049
Mineral property acquisition payments	5,000	25,000	55,000

Net Loss from Operations	(57,912)	(92,567)	(218,175)

Other Income (Expense)
Write-down of property and equipment	—	—	(872)
Interest expense	(5,039)	(4,138)	(11,950)

Net Other Income (Expense)	(5,039)	(4,138)	(12,822)

Net Loss	$(62,951)	$(96,705)	$(230,997)

Basic and Diluted Loss Per Share	$(0.03)	$(0.06)

Weighted Average Shares Outstanding	2,345,998	1,672,025

The accompanying notes are an integral part of these financial statements.

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
 (An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
(Audited)

				Deficit	Deficit
				Accumulated	Accumulated
				Prior to	During
	Common Stock		Paid-In	Exploration	Exploration
	Shares (1)		Capital	Stage	Stage	Total
Balance at October 27, 2006 (inception)	—	$—	$—	$—	—	$—

Common Stock Issued to Founder at $0.001 per share, October 2006	600,000	600	10,400	—	—	11,000
Common stock issued for cash November 2006 at $.20 per share	12,500	12	2,488	—	—	2,500
March 2007 at $.30 per share	129,998	130	38,870	—	—	39,000
April 2007 at $.30 per share	20,500	21	6,129	—	—	6,150
Common stock issued for services rendered through April 30, 2007 at $0.30 per share	30,000	30	8,970	—	—	9,000
Net Loss	—	—	—	(27,586)	—	(27,586

Balance April 30, 2007	792,998	793	66,857	(27,586)	—	40,064
Net Loss	—	—	—	(18,733)	—	(18,733)

Balance April 30, 2008	792,998	793	66,857	(46,319)	—	21,331
Net Loss	—	—	—	(16,971)	—	(16,971)

Balance April 30, 2009	792,998	793	66,857	(63,290)	—	4,360
Net Loss	—	—	—	(11,885)	—	(11,885)

Balance April 30, 2010	792,998	793	66,857	(75,175)	—	(7,525)
Contribution from a shareholder	—	—	9,400	—	—	9,400
Shares returned for cancellation – Aug 16, 2010	(450,000)	(450)	450	—	—	—
Common Stock Issued to private investors at $0.10 per share, March 2, 2010	3,000	3	29,997	—	—	30,000
Net Loss	—	—	—	(12,111)	(71,341)	(83,452)

Balance April 30, 2011	345,998	$346	$106,704	$(87,286)	$(71,341)	$(51,577)
Common Stock Issued to an officer and director at $0.05 per share, September 1, 2011	2,000,000	2,000	98,000	—	—	100,000
Net Loss	—	—	—	—	(96,705)	(96,705)

Balance April 30, 2012	2,345,998	$2,346	$204,704	$(87,286)	$(168,046)	$(48,282)
Net Loss	—	—	—	—	(62,951)	(62,951)

Balance April 30, 2013	2,345,998	$2,346	$204,704	$(87,286)	$(230,997)	$(111,233)

(1)	Reflects 100:1 forward stock split with an effective date of December 17, 2010 and 1:100 reverse stock split with an effective date of June 16, 2011.

The accompanying notes are an integral part of these financial statements.

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Audited)

			Cumulative
			Since
			August 1 2010
	For the Year Ended		Inception of
	April 30,	April 30,	Exploration
	2013	2012	Stage
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(62,951)	$(96,705)	$(230,997)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities
Write-down of property and equipment	—	—	872
Depreciation	—	—	—
Accrued interest	5,039	4,138	11,950
Change in Operating Assets and Liabilities
(Increase) decrease in prepaid expenses	1,281	6,128	(877)
Increase (Decrease) in accounts payable and accrued liabilities	3,295	165	(7,393)

Net Cash Used in Operating Activities	(53,336)	(86,274)	(226,445)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	—	100,000	130,000
Proceeds from bridge loan payable	20,000	—	100,000
Proceeds from loan payable – shareholder	—	—	—

Net Cash Provided by Financing Activities	20,000	100,000	230,000

Net Increase in Cash and Cash Equivalents	(33,336)	13,726	3,555
Cash and Cash Equivalents – Beginning of Year	36,996	23,270	105
Cash and Cash Equivalents – End of Year	$3,660	$36,996	$3,660

The accompanying notes are an integral part of these financial statements.

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Audited)
(Continued)

			Cumulative
			Since
			August 1, 2010
	For the Year Ended		Inception of
	April 30,	April 30,	Exploration
	2013	2012	State

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Settlement of a Shareholder Loan Payable by a Contribution from a Shareholder	$—	$—	$9,400

The accompanying notes are an integral part of these financial statements.

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization and Basis of Presentation

Dakota Gold Corp. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Florida on October 27, 2006 under the name Coastline Corporate Services, Inc.  The Company was established to provide services to public companies requiring guidance and assistance in converting and filing their documents with the U.S. Securities and Exchange Commission.

On July 8, 2010 the Company’s principal shareholder entered into a Stock Purchase Agreement which provided for the sale of 600,000 shares of common stock of the Company to Daulat Nijjar. In addition, Mr. Nijjar acquired a total of 47,500 shares of common stock from three other shareholders resulting in Mr. Nijjar owning a total of 647,500 common shares, or at that time, 81.7% of the issued and outstanding common shares of the Company on a fully-diluted basis.  Effective as of July 8, in connection with the share acquisition, Mr. Nijjar was appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director, and Chairman of the Company.

On August 16, 2010, Mr. Nijjar returned 450,000 common shares to the Company for cancellation.  Mr. Nijjar returned the shares for cancellation in order to reduce the number of shares issued and outstanding.  Subsequent to the cancellation, the Company had 342,998 shares issued and outstanding which was a number that Mr. Nijjar, who was also a director of the Company, considered more in line with the Company’s business plans at that time.  Following the share cancellation, Mr. Nijjar owned 197,500 common shares, or 57.6%, of the remaining 342,998 issued and outstanding common shares of the Company at that time.

On August 18, 2010, Mr. Nijjar, as the holder of 197,500, or 57.6%, of the issued and outstanding shares of the Company’s common stock, provided the Company with written consent in lieu of a meeting of stockholders authorizing the Company to amend the Company’s Articles of Incorporation for the purpose of changing the name of the Company from Coastline Corporate Services, Inc. to “Dakota Gold Corp.”  In connection with the change of the Company’s name to Dakota Gold Corp. the Company intended to change its business to mineral resource exploration and move its domicile to Nevada.  In order to undertake the name, business and domicile change, the Company incorporated a wholly-owned subsidiary in Nevada named Dakota Gold Corp. and merged Coastline Corporate Services, Inc. with the new subsidiary.  The Company received final regulatory for the name, business, and domicile change on November 26, 2010 and is now a Nevada corporation.

Effective as of August 31, 2011 the Board of Directors of the Company elected Mr. Bobby Nijjar President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director of the Company.  Also effective as of August 31, 2011 Mr. Daulat Nijjar resigned as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director of the Company.  Mr. Bobby Nijjar is the son of Mr. Daulat Nijjar.

Effective as of August 1, 2012 the Board of Directors of the Company elected Mr. Herb Duerr President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, and Director of the Company.  Mr. Bobby Nijjar remained the Secretary and a Director of the Company.

On May 21, 2013, Mr. Bobby Nijjar, as the holder of 2,000,000, or 85.3%, of the issued and outstanding shares of the Company’s common stock, provided the Company with written consent in lieu of a meeting of stockholders authorizing the Company to amend the Company’s Articles of Incorporation for the purpose of changing the name of the Company from Dakota Gold Corp. to “American Magna Corp.”  In connection with the change of the Company’s name to American Magna Corp. the Company intends to change its business from an emphasis on gold exploration to magnesium exploration.  The Company received final regulatory for the name change on July 2, 2013.  In relation to the name and business emphasis change, subsequent to April 30, 2013 the Company terminated its Crescent Fault Property and entered into a Property Option Agreement for the Bell Flat Property (note 4).

The accompanying financial statements have been prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States on a going concern basis.

Nature of Operations

The Company is in the development stage and has no products or services as of April 30, 2013.  We are currently an exploration stage company as defined by the U.S. Securities and Exchange Commission (“SEC”) and we are in the business of exploring and if warranted, advancing certain unpatented Nevada mineral claims to the discovery point where we believe maximum shareholder returns can be realized.

NOTE 2 – ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  As shown in the accompanying financial statements, the Company has incurred a net loss of $230,997 for the period from August 1, 2010 (inception of the exploration stage) to April 30, 2013.  The future of the Company is dependent upon its ability to obtain future financing and upon future profitable operations from the development of its future mineral properties.  On September 1, 2011 the Company issued 2,000,000 common shares at $0.05 per share for a total offering price of $100,000 to Mr. Bobby Nijjar, our Secretary and director of the Company and on August 20, 2012 the Company received an additional $20,000 under its related party bridge loan.  The funds from these financings are not sufficient to fund the Company’s expected operational requirements of approximately $122,000 for the next twelve months.  Management may seek additional capital that will be required in order to continue to operate in the future.  However, management’s efforts to raise additional funding may not be successful.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

If the Company were unable to continue as a “going concern”, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and notes. Significant areas requiring the use of estimates relate to accrued liabilities and the impairment of long-lived assets.  Management believes the estimates utilized in preparing these financial statements are reasonable and prudent and are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Foreign Currency

The Company’s functional currency is the U.S. dollar and to date has undertaken the majority of its transactions in U.S. dollars. Any transaction gains and losses that may take place will be included in the statement of operations as they occur.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with one financial institution in the form of a demand deposit.

Loss per Share

Net income (loss) per share is computed by dividing the net income by the weighted average number of shares outstanding during the period. As of April 30, 2013 the company does not have any outstanding common stock options or warrants.

Comprehensive Income

The Company has adopted FASB ASC 220, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company has disclosed this information on its Statement of Operations. Comprehensive income is comprised of net income (loss) and all changes to capital deficit except those resulting from investments by owners and distribution to owners.

Property Holding Costs

Holding costs to maintain a property on a care and maintenance basis are expensed in the period they are incurred. These costs include security and maintenance expenses, lease and claim fees payments, and environmental monitoring and reporting costs.

Exploration and Development Costs

Mineral property interests include optioned and acquired mineral development and exploration stage properties. The amount capitalized related to a mineral property interest represents its fair value at the time it was optioned or acquired, either as an individual asset or as a part of a business combination. The value of such assets is primarily driven by the nature and amount of mineralized material believed to be contained in such properties. Exploration costs are expensed as incurred and development costs are capitalized if proven and probable reserves exist and the property is a commercially minable property. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are capitalized. Costs incurred to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mineral interests costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current andnon-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of April 30, 2013.

Uncertain Tax Positions

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, Accounting for Uncertainty in Income Taxes. The Company had no material unrecognized income tax assets or liabilities for the period ended April 30, 2013 or for years ended April 30, 2013 or 2012. The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the years ended April 30, 2013 and 2012 there were no income tax or related interest and penalty items in the income statement, or liability on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction. Tax years 2011 to present remain open to U.S. Federal income tax examination.  The Company is not currently involved in any income tax examinations.

Fair Value of Financial Instruments

The book values of cash, prepaid expenses, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;
•
Level two — inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In December 2011, FASB issued Accounting Standards Update (“ASU”) 2011-11 which amends the guidance in ASC 210, Balance Sheet (ASC 210). The ASU requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The ASU is effective for annual periods beginning on or after January 1, 2013. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented.

In June 2011, the FASB issued Accounting Standards ASU 2011-05 to amend the guidance on the presentation of comprehensive income in ASC 220. ASU 2011-05 requires companies to present a single statement of comprehensive income or two separate but consecutive statements, a statement of operations and a statement of comprehensive income. ASU 2011-05 eliminates the alternative to present comprehensive income within the statement of equity. ASU 2011-05 does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The ASU should be applied retrospectively and is effective for annual periods beginning after December 15, 2011. In December 2011, the FASB issued ASU 2011-12, which deferred the changes in ASU 2011-05 that relate to the presentation of reclassifications out of accumulated other comprehensive income.

In May 2011, the FASB issued ASU 2011-04, which amends the guidance on fair value measurement in ASC 820 to converge the fair value measurement and disclosure requirements under GAAP and International Financial Reporting Standards (“IFRS”) fair value measurement and disclosure requirements. The amendments change the wording used to describe the requirements for measuring fair value, changes certain fair value measurement principles and enhances disclosure requirements. This guidance is effective for annual periods beginning after December 15, 2011, applied prospectively.

In January 2013, the FASB issued ASU No. 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” This pronouncement was issued to address implementation issues about the scope of Accounting Standards Update No. 2011-11 and to clarify the scope of the offsetting disclosures and address any unintended consequences. This pronouncement is effective for reporting periods beginning on or after January 1, 2013.

In February 2013, the FASB issued ASU No. 2013-02, ‘Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This pronouncement was issued to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update seek to attain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is reclassified to a balance sheet account (i.e. inventory) instead of directly to income or expense in the same reporting period. This pronouncement is effective prospectively for reporting periods beginning after December 15, 2012.

NOTE 4 – MINERAL PROPERTY INTERESTS

Bell Flat Project

On July 19, 2013 the Company executed a property option agreement (the “Agreement”) with Desert Pacific Exploration, Inc. (“DPE”) granting the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by DPE.  DPE, the owner of the Bell Flat Project, is an affiliate controlled by the wife of the Company’s President and CEO.   Mr. Duerr was issued 15,000,000 shares of restricted common stock of the Company on July 19, 2013 pursuant to the DPE Agreement.  The property known as the Bell Flat project is located in Churchill County, Nevada and currently consists of 11 unpatented claims (the “Property”).  Annual option payments and minimum annual exploration expenditures under the Agreement are as noted below:

	($) Property Payments	($) Work Expenditures
Upon Execution of Agreement	$5,000	$-
May 21, 2014	10,000	50,000
May 21, 2015	15,000	150,000
May 21, 2016	20,000	150,000
May 21, 2017	30,000	200,000
May 21, 2018	40,000	350,000
May 21, 2019	50,000	300,000
May 21, 2020	50,000	300,000
May 21, 2021	50,000	300,000
May 21, 2022	50,000	200,000
May 21, 2023	50,000	250,000
May 21, 2024	250,000	750,000
Totals:	$620,000	$3,000,000

Since our payment obligations are non-refundable, if we do not make any payments under the Agreement we will lose any payments made and all our rights to the Property. If all said payments under the Agreement are made, then we will acquire all mining interests in the Property.  If the Company fails to make any payment when due, the Agreement gives the Company a 60-day grace period to pay the amount of the deficiency.  DPE retained a 3% royalty of the aggregate proceeds received by the Company from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the Property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.

The Company shall have the one time right exercisable for 90 days following completion of the initial feasibility study to buy up to one half (50%) of the DPE’s NSR interest (i.e. an amount equal to 1.5% of the NSR interest) for $3,000,000. The right to purchase the said NSR interest shall be exercised by the Company providing DPE with notice of the purchase accompanied by payment in the amount of $3,000,000.

The Agreement will terminate if the Company fails to comply with any of its obligations in the Agreement and fails to cure such alleged breach. If the Company gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party. The Agreement provides that all disputes shall be resolved by a sole arbitrator under the rules of the Arbitration Act of Nevada. The Company also has the right to terminate the Agreement by giving notice to DPE.  The parties are discussing amendments to the property option agreement.

Crescent Fault Property

On August 17, 2012 the Company executed a property option agreement (the “Agreement”) with MinQuest, Inc. (“MinQuest”) granting the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by MinQuest.  The Company’s principal executive officer is also a Vice President of MinQuest.  The property known as the Crescent Fault Property is located in Eureka County, Nevada and currently consists of 33 unpatented claims (the “Property”).

On July 20, 2013, the Company gave notice of termination to MinQuest pursuant to the terms of the Crescent Fault Property Agreement.  The Company has determined that the Crescent Fault Property no longer fits with its business parameters as the Company is changing its exploration emphasis from gold to magnesium.

As a result of such termination, the Crescent Fault Property has been returned to MinQuest and the Company is responsible to pay all claim fees, payments and expenses in order to maintain the property in good standing until July 2014. It is estimated that such fees and expenses will be $5,135.

Annual option payments and minimum annual exploration expenditures under the Agreement are as noted below:

	Property	Work
	Payments	Expenditures
Upon Execution of the Agreement	$5,000	$-
By August 17, 2013	60,000	300,000
By August 17, 2014	45,000	200,000
By August 17, 2015	60,000	250,000
By August 17, 2016	70,000	250,000
By August 17, 2017	80,000	300,000
By August 17, 2018	90,000	300,000
By August 17, 2019	100,000	350,000
By August 17, 2020	100,000	400,000
By August 17, 2021	250,000	750,000
	$860,000	$3,100,000

Since our payment obligations are non-refundable, if we do not make any payments under the Agreement we will lose any payments made and all our rights to the Property. If all said payments under the Agreement are made, then we will acquire all mining interests in the Property.  If the Company fails to make any payment when due the Agreement gives the Company a 60-day grace period to pay the amount of the deficiency.  On August 17, 2012 the Company paid MinQuest $5,000 upon execution of the Agreement.  As a result of the property containing no known reserves or resources, the property option payment has been expensed in the Statement of Operations at April 30, 2013.

Caldera Property

On August 17, 2012, the Company gave notice of termination to Zsolt Rosta, Jennifer Oliver and Genesis Gold Corporation, (collectively the “Property Owners”) pursuant to the terms of the Caldera Property Agreement (the “Caldera Agreement”) dated September 10, 2010. The Caldera Agreement, which was filed as an exhibit to the Company's Form 8-K filed on September 13, 2010, had granted the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property known as the Caldera Property controlled by the Property Owners.  The Company has determined that the Caldera Property no longer fits with its business parameters.

As a result of such termination, the Caldera Property has been returned to the Property Owners and the Company is responsible to pay all claim fees, payments and expenses in order to maintain the property in good standing until August 2013. It is estimated that such fees and expenses will not exceed an aggregate of approximately $7,000.  The Company no longer has any interest in the Caldera Property and no additional payments are required under the Caldera Property Agreement.

NOTE 5 – RELATED PARTY BRIDGE LOAN AND ACCRUED INTEREST PAYABLE

On August 20, 2010, the Company closed a Bridge Loan Agreement (the “Loan”) for $80,000 with a minority shareholder.  The Loan bearsinterest at 5% per year and is due on August 20, 2011.  The Loan may be repaid in its entirety including the outstanding interest earlier than the due date by the Company advising the lender of such intent to repay 15 days prior to the anticipated date of repayment. The Loan is unsecured.

On August 20, 2011, the bridge loan in the original principal amount of $80,000 accruing interest at 5% per year was extended by the holder.  The original bridge loan, and outstanding interest, which was due August 20, 2011 was renewed into a new loan of $84,000 bearing interest at 5% per year and being due on August 20, 2012.  The unsecured loan may be repaid in its entirety including the outstanding interest earlier than August 20, 2012 as long as the Company advises the lender of such intent to repay 15 days in advance.

On August 20, 2012, the bridge loan in the principal amount of $84,000 accruing interest at 5% per year was extended by the holder.  The previous bridge loan which was due August 20, 2012 was renewed into a new loan of $88,200 plus an additional $20,000 for a total loan amount of $108,200 bearing interest at 5% per year and being due on August 20, 2013.  The unsecured loan may be repaid in its entirety including the outstanding interest earlier than August 20, 2013 as long as the Company advises the lender of such intent to repay 15 days in advance.

Interest expense of $5,039 (2012 - $4,138) has been accrued for the year ended April 30, 2013.

The total related party bridge loan payable and accrued interest balance at April 30, 2013 is $111,950 which includes total loan proceeds of $100,000 and accrued intest of $11,950.

NOTE 6 - COMMON STOCK TRANSACTIONS

Common Share Transactions

On March 2, 2011 the Company closed a private placement of 3,000 common shares at $10 per share for a total offering price of $30,000.  The common shares were offered by the Company pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.

On September 1, 2011 the Company issued 2,000,000 common shares at $0.05 per share for a total offering price of $100,000 to Mr. Bobby Nijjar, the newly appointed officer and director of the Company. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Bobby Nijjar is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering. As a result of such issuance, Mr. Bobby Nijjar owns 85.25% of the issued and outstanding shares of the Company.

Stock Splits

On December 2, 2010 the Company’s Board of Directors adopted a resolution to split the Company’s stock. The common stock of the company was forward split on a 100:1 basis on the record date of December 16, 2010 and a payment date of December 17, 2010.

On March 25, 2011, the Company received a joint written consent in lieu of a meeting (the “Joint Written Consent”) from the members of the Board of Directors (the “Board”) and the holder of 197,500 (representing 57.1%) of the issued and outstanding shares of our common stock (the “Majority Stockholder”). The Joint Written Consent adopted resolutions which authorized the Company to act on a proposal to effect a reverse stock split on the issued and outstanding shares of common stock of the Company at a ratio of 1 new post reverse split common stock for each 100 outstanding pre reverse split common stock of the Company.  On June 16, 2011 the reverse split was completed.

Share Cancellation

On August 16, 2010, Mr. Daulat Nijjar, returned 450,000 common shares to the Company for cancellation.  Mr. Nijjar returned the shares for cancellation in order to reduce the number of shares issued and outstanding.  Subsequent to the cancellation, the Company had 342,998 shares issued and outstanding; a number that Mr. Nijjar, who is also a director of the Company, considered more in line with the Company’s business plans.  Following the share cancellation, Mr. Nijjar owned 197,500 common shares, or 57.6%, of the remaining 342,998 issued and outstanding common shares of the Company at that time.

NOTE 7 - INCOME TAXES

Deferred tax assets of the Company are as follows:

	2013	2012
Non-capital losses carried forward	109,900	86,800
Less: valuation allowance	(109,900)	(86,800)
Deferred tax asset recognized	-	-

A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to these deferred tax assets. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.

The provision for income tax differs from the amount computed by applying statutory federal income tax rate of 34% (2012 – 34%) to the net loss for the year.  The sources and effects of the tax differences are as follows:

	2013	2012
Computed expected tax benefit	23,100	32,900
Change in valuation allowance	(23,100)	(32,900)
Income tax provision	-	-

As of April 30, 2013, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $323,282 (2012 - $255,300) which begin expiring in 2027.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending April 30, 2008 through 2013. The Company’s state income tax returns are open to audit under the statute of limitations for the years ending April 30, 2006 through 2013.  The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the years ended April 30, 2013 and 2012.

NOTE 8 – RELATED PARTY TRANSACTIONS

On July 19, 2013 the Company entered into the DPE Agreement with DPE granting the Company the right to acquire 100% of the mining interests of the Bell Flat Project.  Herb Duerr, our Chairman, President, Chief Executive Officer, Chief Operating Officer, Treasurer, and a director is the Vice President of DPE.  Naomi Duerr, Mr. Duerr’s wife is President of and controls DPE.  Mr. Duerr was issued 15,000,000 shares of restricted common stock of the Company on July 19, 2013 pursuant to the DPE Agreement (note 4).

In August 2010, we received a bridge loan from a minority shareholder in the original principal amount of $80,000. which was due August 20, 2011. On August 20, 2011, the term of the loan was extended until August 20, 2012 and the principal amount was increased to $84,000.  On August 27, 2012, the Company’s entered in a bridge loan agreement to extend the Bridge Loan in the original principal amount of $84,000 which was due on August 20, 2012 to August 20, 2013 and to increase the principal amount of the loan to  $108,200. The loan is unsecured, bears interest at 5% per year, and may be repaid in its entirety upon 15 day’s notice to the lender (note 5).

Effective August 13, 2010, the Company began paying one of its Directors $500 per month to serve on its Board of Directors.  In addition, effective January 1, 2012 the Company began paying its sole executive officer $500 to serve on the Board of Directors.  Effective August 2, 2012 one of the Company’s directors resigned and as a result the agreement between the director and the Company was terminated.  The total amount paid to the two individuals for directors’ fees for year ended April 30, 2013 was $7,500 (2012 - $8,000).  Also, for the year ended April 30, 2013, the Company paid its sole executive officer $6,000 (2012- $2,000) for management services rendered to the Company.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

On August 1, 2012 the Company renewed the lease for its shared office space for one year at a rate of $249 per month.  It is expected that the Company will renew its office lease for another year commencing August 1, 2013.

NOTE 10 - SUBSEQUENT EVENTS

See Notes 4 and 8.

Item 9.                                Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

On December 17, 2012 the audit firm of Drake & Klein CPA’s changed its name to DKM Certified Public Accountants.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

Item 9A.                      Controls and Procedures

DISCLOSURE CONTROLS AND PROCEDURES

The Company’s management, including its chief executive officer and chief financial officer, carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of April 30, 2013, the date of the Company’s most recently completed fiscal year end. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Based upon our evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are effective, as of April 30, 2013, in ensuring that material information that we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Rules 13a-15(f) under the Securities Exchange Act of 1934, internal control over financial reporting is a process designed by, or under the supervision of, the Company’s principal executive, principal operating and principal financial officers, or persons performing similar functions, and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

The Company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of the Company’s management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

The Company’s management, including the Company’s Chief Executive Officer and Principal Financial Officer assessed the effectiveness of the Company’s internal control over financial reporting as of April 30, 2013. In making this assessment, management used the framework in “Internal Control - Integrated Framework” promulgated by the Committee of Sponsoring Organizations of the Treadway Commission, commonly referred to as the “COSO” criteria. Based on the assessment performed, management believes that as of April 30, 2013 the Company’s internal control over financial reporting was effective based upon the COSO criteria.

Lack of Segregation Of Duties

Management is aware that there is a lack of segregation of duties at the Company due to the small number ofpersons dealing with general administrative and financial matters. However, at this time management has decided that considering the abilities of the persons now involved and the control procedures in place, the risks associated with such lack of segregation are low and the potential benefits of adding employees to clearly segregate duties do not justify the substantial expenses associated with such increases. Management will periodically reevaluate this situation.

This annual report does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the SEC that permit the Company to provide only management’s report in this annual report.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

There were no changes in our internal controls over financial reporting during our fourth fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.                      Other Information

None.

PART III

Item 10.                      Directors, Executive Officers and Corporate Governance

Directors and Officers

All directors of our Company hold office until the next annual meeting of the stockholders or until their successors are elected and qualified. The officers of our Company are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal. Our directors and executive officers, their ages, positions held and duration each person has held that position, are as follows:

Name	Position Held with the Company	Age	Date First Appointed
Herb Duerr	Chairman, President, Chief Executive Officer, Chief Operating Officer, Treasurer, and Director	60	August 1, 2012
Bobby Nijjar	Secretary and Director	39	August 31, 2011

Business Experience

The following is a brief account of the education and business experience of each of our directors and executive officers.

Herb Duerr has over 25 years of experience in mineral exploration geology within the United States, Latin America and Europe. He has been involved in the exploration and drilling of mines, acquisition of metal resources, and worked with major mining companies on the examination of over a thousand mineral properties. Since 1996 Mr. Duerr has been a Vice President of MinQuest, Inc., since 1989 he has been a co-owner of Nevada Mine Properties II, Inc., and since 1994 he has been Vice President of Desert Pacific Exploration, Inc.  All three of these entities are privately-owned mineral exploration companies. Mr. Duerr is also currently a director of Iconic Minerals (since October 2009), St-Georges Platinum & Base Metals Ltd. (since December 2012) and American Consolidated Minerals (since September 2006). Mr. Duerr has a Bachelor of Science Degree from Florida Atlantic University in geology.  Mr. Duerr was appointed as a director of the Company as a result of his industry experience.

Bobby Nijjar has been involved in residential real estate since 2006. From 2006 to 2008 he was employed by Keller Williams Realty and from 2008 to current he has worked as a realtor at Legacy Real Estate and Associates. Both of these firms are privately-owned real estate businesses located in Fremont, California. In 2002 he completed a Bachelor of Science Degree with a dual major of Business Administration and Marketing from the University of Phoenix. Mr. Nijjar was appointed a director of the Company as a result of his business experience and as a result of him becoming the Company’s controlling shareholder.

There are no family relationships among our directors or officers.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years.  We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director is a party adverse to our company or has a material interest adverse to it.  There are no agreements with respect to the election of directors. Other than as described below, we have not compensated our directors for service on our Board of Directors.

Audit Committee Financial Expert

The Board of Directors has not established an audit committee and does not have an audit committee financial expert. The Board is seeking additional Board members whom it hopes will qualify as such an expert.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  We believe, based solely on our review of the copies of such forms, that during the fiscal year ended April 30, 2013, all reporting persons complied with all applicable Section 16(a) filing requirements except that Herb Duerr failed to timely file a Form 3 reporting his appointment as an officer and director of the Company and failed to file a Form 4 reporting his acquisition of 15,000,000 shares of common stock and Bobby Nijjar failed to file a Form 4 reporting that he is no longer holds certain positions with the Company.

Code of Ethics

The Company has not adopted a Code of Ethics because of its small size and limited resources, and because management's attention has been focused on matters pertaining to raising capital and the operation of the business.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Changes to Procedures for Recommendations of Director Nominees

During the fiscal year ended April 30, 2013, there were no material changes to the procedures by which security holders may recommend nominees to our board of directors.

Item 11.                      Executive Compensation

Summary Compensation Table

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officers (each a “Named Executive Officer”) for the last two fiscal years. No executive officer earned compensation in excess of $100,000 during fiscal 2013 or 2012.

SUMMARY COMPENSATION TABLE

					Non-Equity	Nonqualified	All
Name and			Stock	Option	Incentive Plan	Deferred	Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Herb Duerr (1)	2013	6,000(3)	0	0	0	0	0	0	6,000
President, Chief Executive Officer and director	2012	0	0	0	0	0	0	0	0
Bobby Nijjar (2)	2013	6,000	0	0	0	0	0	0	6,000
Secretary & Director	2012	4,000 (3)	0	0	0	0	0	0	4,000

(1)
Effective as of August 1, 2012 Board of Directors of the Company elected Herb Duerr as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director of the Company.

(2)
Effective as of August 1, Mr. Bobby Nijjar resigned as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Treasurer of the Company. Mr. Bobby Nijjar remained as Secretary and Director

(3)	Represents payments made to Messrs. Duerr and Nijjar pursuant to their respective service agreements.

Since inception, we have not paid compensation exceeding $100,000 per year to any of our executive officers.

Service Agreements

On August 1, 2012 we entered into a service agreement with Herb Duerr for serving as a director and officer of the Company.  Mr. Duerr is paid $600 per day to provide geological and consulting services to the Company.

On January 1, 2012, we entered into a service agreement with Bobby Nijjar for serving as a director and officer of the Company.  Mr. Nijjar is paid $500 per month while he continues to serve as an officer and director of the Company.

Outstanding Equity Awards

There have been no equity awards of any kind granted to any of the Company’s officers or directors as of April 30, 2013.

Compensation of Directors

Name (a)	Fiscal Year	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Jim Poulter(1)	2013	1,500	0	0	0	0	0	1,500
	2012	6,000	0	0	0	0	0	6,000
(1)	Mr. Poulter resigned from our Company on August 2, 2012.

Item 12.                      Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table lists, as of August 12, 2013, the number of shares of common stock of the Company beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 17,345,998 shares of common stock which are issued and outstanding as of July 20, 2012.  Unless indicated otherwise, all addresses below are c/o American Magna Corp., 701 N. Green Valley Parkway, Suite 200, Henderson, Nevada, 89074.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Herb Duerr Bobby Nijjar	15,000,000 2,000,000	86.5% 11.5%
Directors and Officers as a Group (2 individuals)	17,000,000	98.0%

Item 13.                      Certain Relationships and Related Transactions, and Director Independence

Related Party Transactions

On July 19, 2013 the Company entered into the DPE Agreement with DPE granting the Company the right to acquire 100% of the mining interests of the Bell Flat Project.  Herb Duerr, our Chairman, President, Chief  Executive Officer, Chief Operating Officer, Treasurer, and a director is the Vice President of DPE.  Naomi Duerr, Mr. Duerr’s wife is President of and controls DPE.  Mr. Duerr was issued 15,000,000 shares of restricted common stock of the Company on July 19, 2013 pursuant to the DPE Agreement.  The parties are discussing amendments to the property option agreement.

In August 2010, we received a bridge loan from Jason Bain who is a minority shareholder in the original principal amount of $80,000. which was due August 20, 2011. On August 20, 2011, the term of the loan was extended until August 20, 2012 and the principal amount was increased to $84,000.  On August 27, 2012, the Company’s entered in a bridge loan agreement to extend the Bridge Loan in the original principal amount of $84,000 which was due on August 20, 2012 to August 20, 2013 and to increase the principal amount of the loan to  $108,200. The loan is unsecured, bears interest at 5% per year, and may be repaid in its entirety upon 15 day’s notice to the lender.

Director Independence

We are not subject to the listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the NYSE Alternext US (formerly known as the American Stock Exchange).

ITEM 14                      PRINCIPAL ACCOUNTING FEES AND SERVICES

Fees billed to the Company by its independent registered public accounting firm, DKM Certified Public Accountants (formerly known as Drake & Klein CPA’s), for the fiscal years ending April 30, 2013 and 2012 are set forth below:

	Fiscal year ending April 30, 2013	Fiscal year ending April 30, 2012
Audit Fees	$8,500	$8,000
Audit Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

As of April 30, 2013, the Company did not have a formal, documented pre-approval policy for the fees of the principal accountant. It is in the process of adopting such a policy. The Company does not have an audit committee. The percentage of hours expended on the principal accountant’s engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees was 0%.

Item 15.                      Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Incorporation (1)
3.2	By-Laws (2)
3.3	Amended Articles of Incorporation (13)
10.1	Bridge Loan Agreement dated August 20, 2010 (3)
10.2	Caldera Property Option Agreement, dated September 10, 2010, by and between Zsolt Rosta, Jennifer Oliver, and Genesis Gold Corporation and Coastline Corporate Services, Inc. (4)
10.3	Form of Regulation S Subscription Agreement (5)
10.4	Service Agreement dated August 13, 2010 by and between Jim Poulter and Dakota Gold Corp. (6)
10.5	Bridge Loan Agreement dated August 20, 2011 (7)
10.6	Form of Regulation D Subscription Agreement (8)
10.7	Service Agreement dated January 1, 2012 by and between Bobby Nijjar and Dakota Gold Corp. (9)
10.8	Service Agreement dated August 1, 2012 by and between Herb Duerr and Dakota Gold Corp. (10)
10.9	Crescent Fault Property Option Agreement, dated August 17, 2012 by and between MinQuest, Inc. and Dakota Gold Corp. (11)
10.10	Bridge Loan Agreement dated August 27, 2012 (12)
10.12	Bell Flat Property Option Agreement, dated July 19, 2013 by and between Desert Pacific Exploration, Inc. and American Magna Corp. Dakota Gold Corp. (14)
31	Rule 13a-14(a)/15d14(a) Certifications
32	Section 1350 Certifications
101.INS **	XBRL Instance Document
101.SCH **	XBRL Taxonomy Extension Schema Document
101.CAL **	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF **	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB **	XBRL Taxonomy Extension Label Linkbase Document
101.PRE **	XBRL Taxonomy Extension Presentation Linkbase Document

(1)Incorporated herein by reference to Appendix E to Schedule 14C, filed with the Securities and Exchange Commission on October 13, 2010 (2) Incorporated herein by reference to Appendix F to Schedule 14C, filed with the Securities and Exchange Commission on October 13, 2010
(3) Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 24, 2010.
(4) Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on September 13, 2010.
(5) Incorporated herein by reference to Exhibit 10.3 to the Company’s Form 10-K filed with the SEC on August 9, 2011.
(6) Incorporated herein by reference to Exhibit 10.4 to the Company’s Form 10-K filed with the SEC on August 9, 2011.

(7) Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on September 8, 2011.
(8) Incorporated herein by reference to Exhibit 10.4 to the Company’s Form 10-K filed with the SEC on July 23, 2012.
(9) Incorporated herein by reference to Exhibit 10.4 to the Company’s Form 10-K filed with the SEC on July 23, 2012.
(10) Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 21, 2012.
(11) Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 21, 2012.
(12) Incorporated herein by reference to Exhibit 10.5 to the Company’s Form 8-K filed with the SEC on August 31, 2012.
 (13) Incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on July 9, 2013.
(14) Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on July 23, 2013.

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN MAGNA CORP.

Dated: August 12, 2013	By: /s/ Herb Duerr
Name: Herb Duerr
Title: President, Chief Executive and Operating Officer, Secretary and Treasurer, and Director (Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/Herb Duerr Herb Duerr	Director, President, Chief Executive and Operating Officer, and Treasurer (Principal Executive, Financial, and Accounting Officer)	August 12, 2013

/s/ Bobby Nijjar Bobby Nijjar	Secretary and Director	August 12, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2013

AMERICAN MAGNA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53630	20-5859893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 N. Green Valley Parkway, Suite 200
Henderson, NV
(Address of Principal Executive Offices)

89074
(Zip Code)

(702) 990 3382
(Registrant’s Telephone Number, Including Area Code)

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 27, 2013, American Magna Corp. (the “Registrant”) had its bridge loan in the principal amount of $108,200, including accrued interest, accruing interest at 5% per year extended by the holder.  The previous bridge loan which was due August 20, 2013 was renewed into a new loan amount of $113,610 bearing interest at 5% per year and being due on August 20, 2014.  The unsecured loan may be repaid in its entirety including the outstanding interest earlier than August 20, 2014 as long as the Company advises the lender of such intent to repay 15 days in advance.

For all the terms and conditions of the bridge note reference is hereby made to such document annexed hereto as Exhibit 10.5. All statements made herein concerning the foregoing document is qualified by reference to said Exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.5	Bridge Loan dated August 27, 2013 in the principal amount of $113,610

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Magna Corp.
(Registrant)

By: /s/ Herb Duerr
Name: Herb Duerr Title: President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director

Date:  August 27th, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2013

AMERICAN MAGNA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53630	20-5859893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 N. Green Valley Parkway, Suite 200
Henderson, NV
(Address of Principal Executive Offices)

89074
(Zip Code)

702-990-3256
(Registrant’s Telephone Number, Including Area Code)

_____________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Section 1  Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2013, the Board of Directors of American Magna Corp. (the “Registrant”) approved and consented to the amendment and restatement of the July 19th, 2013 Magnesia Property option agreement (the “Agreement”) with Desert Pacific Exploration, Inc. (“DPE”) granting the Registrant the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by DPE, a natural resource exploration company.

DPE is an affiliate controlled by Naomi Duerr, the wife of Herb Duerr, the President and CEO of the Registrant.

For all the terms and provisions of the amended and restated Magnesia Project Property Option Agreement, reference is hereby made to such documents annexed hereto as Exhibit 10.1.

Section 5 Corporate Governance and Management

Item 5.02 Compensatory Arrangements of Certain Officers

On July 19th, 2013, the Board of Directors of the Registrant approved the issuance of 15,000,000 shares of restricted common stock to Herb Duerr, the Registrant’s President and CEO for facilitating the execution of the Magnesia Property.

On August 26th, 2013, the Board of Directors of the Registrant approved and consented to amend and restate the original resolution dated July 19, 2013.  The Board of Directors of the registrant approved and consented to the issuance of 15,000,000 shares of restricted common stock to Desert Pacific Exploration Inc.; said shares are subject to the terms of the Escrow Agreement.

For all the terms and provisions of the Escrow Agreement, reference is hereby made to such documents annexed hereto as Exhibit 10.2.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

2

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Magnesia Project Property Option Agreement date August 26, 2013 by and between Desert Pacific Exploration, Inc., and American Magna Corp.

10.2 Escrow Agreement date August 26, 2013 by and between Desert Pacific Exploration, Inc.; American Magna Corp., and David Lubin & Associates PLLC

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 30, 2013

AMERICAN MAGNA CORP.

By: /s/ Herb Duerr
Name: Herb Duerr
Title: Chief Executive Officer

 3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

For the Quarterly Period Ended July 31, 2013
OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
For the transition period from _____________ to _____________
Commission file number 000-53630

AMERICAN MAGNA CORP.

_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	20-5859893
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, Nevada, 89074
(Address of principal executive offices) (Zip Code)

702-990-3256
(Registrant's telephone number, including area code)

________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
[X] Yes [  ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).     [x] Yes      [  ] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).     Yes [   ]     No [X]

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 17,345,998 shares of common stock, $0.001 par value, issued and outstanding as of September 10, 2013.

1

2

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
(An Exploration Stage Company)
BALANCE SHEETS

	(Unaudited)
	July 31,	April 30,
	2013	2013
ASSETS
Current Assets
Cash	$740	$3,660
Prepaid expenses	200	877
Total Current Assets	940	4,537

Total Assets	$940	$4,537

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$29,556	$3,820
Related party bridge loan and accrued interest payable	113,314	111,950
Total Current Liabilities	142,870	115,770

Stockholders’ Equity (Deficit)
Common Stock, Par Value $0.001
Authorized 100,000,000 shares,
Issued 17,345,998 shares at
July 31, 2013 (April 30, 2013 – 2,345,998)	17,346	2,346
Paid-in capital	339,704	204,704
Accumulated deficit	(87,286)	(87,286)
Stock performance contingency	(150,000)	—
Deficit accumulated since inception of exploration stage	(261,694)	(230,997)

Total Stockholders’ Equity (Deficit)	(141,930)	(111,233)

Total Liabilities and Stockholders’ Equity (Deficit)	$940	$4,537

The accompanying notes are an integral part of these financial statements.

3

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)
			Cumulative
			Since
			August 1, 2010,
	For the Three Months Ended		Inception of
	July 31,		Exploration
	2013	2012	Stage
Revenues	$—	$—	$—
Cost of Revenues	—	—	—

Gross Margin	—	—	—

Expenses
Mineral property exploration expenditures	8,748	4,104	57,874
General and administrative	15,585	12,752	129,634
Mineral property acquisition payments	5,000	—	60,000
	29,333	16,856	247,508

Net Loss from Operations	(29,333)	(16,856)	(247,508)

Other Income (Expense)
Write-down of property and equipment	—	—	(872)
Interest expense	(1,364)	(1,059)	(13,314)

Net Other Income (Expense)	(1,364)	(1,059)	(14,186)

Net Loss	$(30,697)	$(17,915)	$(261,694)

Basic and Diluted Loss Per Share	$(0.01)	$(0.01)

Weighted Average Shares Outstanding	4,302,520	2,345,998

The accompanying notes are an integral part of these financial statements.

4

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
			Cumulative
			Since
			August 1 2010
	For the Three Months Ended		Inception of
	July 31,	July 31,	Exploration
	2013	2012	Stage
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(30,697)	$(17,915)	$(261,694)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities
Write-down of property and equipment	—	—	872
Accrued interest	1,364	1,059	13,314
Change in Operating Assets and Liabilities
(Increase) decrease in prepaid expenses	677	(5,005)	(200)
Increase (Decrease) in accounts payable and accrued liabilities	25,736	6,561	18,343

Net Cash Used in Operating Activities	(2,920)	(15,300)	(229,365)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	—	—	130,000
Proceeds from bridge loan payable	—	—	100,000

Net Cash Provided by Financing Activities	—	—	230,000

Net Increase in Cash and Cash Equivalents	(2,920)	(15,300)	635
Cash and Cash Equivalents – Beginning of Year	3,660	36,996	105
Cash and Cash Equivalents – End of Year	$740	$21,696	$740

The accompanying notes are an integral part of these financial statements.

5

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Continued)
(Unaudited)
			Cumulative
			Since
			August 1, 2010
	For the Three Months Ended		Inception of
	July 31,	July 31,	Exploration
	2013	2012	State

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Settlement of a Shareholder Loan Payable by a Contribution from a Shareholder	$—	$—	$9,400

The accompanying notes are an integral part of these financial statements.

6

AMERICAN MAGNA CORP.
(formerly DAKOTA GOLD CORP.)
(An Exploration Stage Company)
Notes to the Financial Statements
For the Three Months Ended July 31, 2013
(unaudited)
NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization and Basis of Presentation

American Magna Corp. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Florida on October 27, 2006 under the name Coastline Corporate Services, Inc.  The Company was originally established to provide services to public companies requiring guidance and assistance in converting and filing their documents with the U.S. Securities and Exchange Commission (“SEC”).

On August 18, 2010, Mr. Daulat Nijjar, as the holder of 197,500, or at that time 57.6%, of the issued and outstanding shares of the Company’s common stock, provided the Company with written consent in lieu of a meeting of stockholders authorizing the Company to amend the Company’s Articles of Incorporation for the purpose of changing the name of the Company from Coastline Corporate Services, Inc. to Dakota Gold Corp.  In connection with the change of the Company’s name to Dakota Gold Corp. the Company intended to change its business to mineral resource exploration and move its domicile to Nevada.  In order to undertake the name, business and domicile change, the Company incorporated a wholly-owned subsidiary in Nevada named Dakota Gold Corp. and merged Coastline Corporate Services, Inc. with the new subsidiary.  The Company received final regulatory for the name, business, and domicile change on November 26, 2010 and is now a Nevada corporation.

On May 21, 2013, Mr. Bobby Nijjar, as the holder of 2,000,000, or at that time 85.3%, of the issued and outstanding shares of the Company’s common stock, provided the Company with written consent in lieu of a meeting of stockholders authorizing the Company to amend the Company’s Articles of Incorporation for the purpose of changing the name of the Company from Dakota Gold Corp. to “American Magna Corp.”  In connection with the change of the Company’s name to American Magna Corp. the Company changed its business from an emphasis on gold exploration to magnesium exploration.  The Company received final regulatory for the name change on July 2, 2013.  In relation to the name and business emphasis change, subsequent to April 30, 2013 the Company terminated its Crescent Fault Property and entered into a Property Option Agreement for the Bell Flat Project (note 4).

The accompanying financial statements have been prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States on a going concern basis.

Nature of Operations

The Company is in the development stage and has no products or services as of July 31, 2013.  We are currently an exploration stage company as defined by the SEC and we are in the business of exploring and if warranted, advancing certain unpatented Nevada mineral claims to the discovery point where we believe maximum shareholder returns can be realized.

Interim Reporting

The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management are necessary to fairly state the financial position of American Magna Corp. and the results of its operations for the periods presented.  This report on Form 10-Q should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form 10-K for the fiscal year ended April 30, 2013.  The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context.  Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s Form 10-K for the fiscal year ended April 30, 2013 has been omitted.  The results of operations for the three month period ended July 31, 2013 are not necessary indicative of results for the entire year ending April 30, 2014 or for any future interim period.

7

NOTE 2 – ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  As shown in the accompanying financial statements, the Company has incurred a net loss of $261,694 for the period from August 1, 2010 (inception of the exploration stage) to July 31, 2013.  The future of the Company is dependent upon its ability to obtain future financing and upon future profitable operations from the development of its mineral property.  On September 1, 2011 the Company issued 2,000,000 common shares at $0.05 per share for a total offering price of $100,000 to Mr. Bobby Nijjar, our Secretary and director and on August 20, 2012 the Company received an additional $20,000 under its related party bridge loan.  The funds from these financings are not sufficient to fund the Company’s expected operational requirements of approximately $116,000 for the next twelve months.  Management may seek additional capital that will be required in order to continue to operate in the future.  However, management’s efforts to raise additional funding may not be successful.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

If the Company were unable to continue as a “going concern”, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and notes. Significant areas requiring the use of estimates relate to accrued liabilities and the impairment of long-lived assets.  Management believes the estimates utilized in preparing these financial statements are reasonable and prudent and are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Foreign Currency

The Company’s functional currency is the U.S. dollar and to date has undertaken the majority of its transactions in U.S. dollars. Any transaction gains and losses that may take place will be included in the statement of operations as they occur.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with one financial institution in the form of a demand deposit.

Loss per Share

Net income (loss) per share is computed by dividing the net income by the weighted average number of shares outstanding during the period. As of July 31, 2013 the company does not have any outstanding common stock options or warrants.

8

Comprehensive Income

The Company has adopted FASB ASC 220, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company has disclosed this information on its Statement of Operations. Comprehensive income is comprised of net income (loss) and all changes to capital deficit except those resulting from investments by owners and distribution to owners.

Property Holding Costs

Holding costs to maintain a property on a care and maintenance basis are expensed in the period they are incurred. These costs include security and maintenance expenses, lease and claim fees payments, and environmental monitoring and reporting costs.

Exploration and Development Costs

Mineral property interests include optioned and acquired mineral development and exploration stage properties. The amount capitalized related to a mineral property interest represents its fair value at the time it was optioned or acquired, either as an individual asset or as a part of a business combination. The value of such assets is primarily driven by the nature and amount of mineralized material believed to be contained in such properties. Exploration costs are expensed as incurred and development costs are capitalized if proven and probable reserves exist and the property is a commercially minable property. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are capitalized. Costs incurred to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mineral interests costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of July 31, 2013.

Uncertain Tax Positions

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, Accounting for Uncertainty in Income Taxes. The Company had no material unrecognized income tax assets or liabilities for the years ended April 30, 2013 or 2012. The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the years ended April 30, 2013 and 2012 there were no income tax or related interest and penalty items in the income statement, or liability on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction. Tax years 2011 to present remain open to U.S. Federal income tax examination.  The Company is not currently involved in any income tax examinations.

9

Fair Value of Financial Instruments

The book values of cash, prepaid expenses, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;
•
Level two — inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

New Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these financial statements as presented and does not anticipate the need for any future restatement of these financial statements because of the retro-active application of any accounting pronouncements issued subsequent to July 31, 2013 through the date these financial statements were issued.

NOTE 4 – MINERAL PROPERTY INTERESTS

Bell Flat Project

On July 19, 2013 the Company executed a property option agreement (the “Agreement”) with Desert Pacific Exploration, Inc. (“DPE”) granting the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by DPE.  DPE, the owner of the Bell Flat Project, is an affiliate controlled by the wife of the Company’s President and CEO. The property known as the Bell Flat Project is located in Churchill County, Nevada and currently consists of 11 unpatented claims (the “Property”).

On August 26, 2013 the Company and DPE amended the Agreement to clarify certain provisions of the Agreement.  Annual option payments and minimum annual exploration expenditures under the Agreement are as noted below:

	Property Payments $	Work Expenditures $
Upon Execution of Agreement	5,000
August 26, 2014	10,000	50,000
August 26, 2015	15,000	150,000
August 26, 2016	20,000	200,000
August 26, 2017	30,000	350,000
August 26, 2018	40,000	400,000
August 26, 2019	50,000	450,000
August 26, 2020	50,000	500,000
August 26, 2021	50,000	550,000
August 26, 2022	50,000	600,000
August 26, 2023	-	750,000
Totals:	320,000	4,000,000

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In addition to the payment of $5,000 upon execution of the Agreement, the Company is required to reimburse DPE for the 2012 and 2013 claim fees for the Property.  The Company has recorded the initiation payment of $5,000 and the reimbursement of the 2012 claim fees of $1,715 at July 31, 2013.  The 2013 claim fees were due on August 31, 2013 and as such the Company will record those fees in the subsequent quarter.

Since our payment obligations are non-refundable, if we do not make any payments under the Agreement we will lose any payments made and all our rights to the Property. If all said payments under the Agreement are made, then we will acquire all mining interests in the Property.  If the Company fails to make any payment when due, the Agreement gives the Company a 60-day grace period to pay the amount of the deficiency.  DPE retained a 3% net smelter royalty (“NSR”) of the aggregate proceeds received by the Company from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the Property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.

The Company shall have the one time right exercisable for 90 days following completion of a publicly disclosed  preliminary feasibility study or preliminary economic assessment to buy up to one half (50%) of the DPE’s NSR interest (i.e. an amount equal to 1.5% of the NSR interest) for $3,000,000. The right to purchase the said NSR interest shall be exercised by the Company providing DPE with notice of the purchase accompanied by payment in the amount of $3,000,000.  Upon the completion of the work commitments and option payments and the exercise of the option under the Agreement, DPE is to receive an advance royalty payment of $20,000 per year to be paid in cash. Payment is to be paid within 30 days of completing the terms of the option under the Agreement and any subsequent annual anniversary within the following framework:

(i)	The advance royalty is to be capped at $500,000 in total and shall be deducted from any future royalty obligations under the NSR; and
(ii)	The advance royalty will cease on the commencement of payment by the Company of the NSR royalty to DPE for a period of three consecutive years of production; and
(iii)	The advance royalty will not recommence at any future date once a minimum of three consecutive years of production has been achieved or there has been 25 years without production.

The Agreement will terminate if the Company fails to comply with any of its obligations under the Agreement and fails to cure such alleged breach within 30 days written notice from DPE.  If the Company gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party. The Agreement provides that all disputes shall be resolved by a sole arbitrator under the rules of the Arbitration Act of Nevada. The Company also has the right to terminate the Agreement by giving 30 days written notice to DPE.

As part of the Agreement, the Company issued 15,000,000 shares of common stock to DPE to a binding escrow agreement (note 6).

Crescent Fault Property

On August 17, 2012 the Company executed a property option agreement (the “Agreement”) with MinQuest, Inc. (“MinQuest”) granting the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by MinQuest.  The Company’s principal executive officer is also a Vice President of MinQuest.  The property known as the Crescent Fault Property is located in Eureka County, Nevada and currently consists of 33 unpatented claims.

On July 20, 2013, the Company gave notice of termination to MinQuest pursuant to the terms of the Crescent Fault Property Agreement.  The Company has determined that the Crescent Fault Property no longer fits with its business parameters as the Company is changing its exploration emphasis from gold to magnesium.

As a result of such termination, the Crescent Fault Property has been returned to MinQuest and the Company is responsible to pay all claim fees, payments and expenses in order to maintain the property in good standing until July 2014. It is estimated that such fees and expenses will be $5,234.  The Company has accrued these fees at July 31, 2013.

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NOTE 5 – RELATED PARTY BRIDGE LOAN AND ACCRUED INTEREST PAYABLE

On August 20, 2012, the bridge loan in the principal amount of $84,000 accruing interest at 5% per year was extended by the holder.  The previous bridge loan which was due August 20, 2012 was renewed into a new loan of $88,200 plus an additional $20,000 for a total loan amount of $108,200 bearing interest at 5% per year and being due on August 20, 2013.  The unsecured loan may be repaid in its entirety including the outstanding interest earlier than August 20, 2013 as long as the Company advises the lender of such intent to repay 15 days in advance.

On August 27, 2013, the bridge loan in the principal amount of $108,200 accruing interest at 5% per year was extended by the holder.  The previous bridge loan which was due August 20, 2013 was renewed into a new loan of $113,610  bearing interest at 5% per year and being due on August 20, 2014.  The unsecured loan may be repaid in its entirety including the outstanding interest earlier than August 20, 2014 as long as the Company advises the lender of such intent to repay 15 days in advance.

At July 31, 2013 the total balance of the loan was $113,314 including aggregate accrued interest.  Total interest expense of $1,364 (2012 - $1,059) has been accrued for the three months ended July 31, 2013.

NOTE 6 - COMMON STOCK TRANSACTIONS

Escrow Agreement

As part of its Bell Flat Property Agreement (the “Agreement”) with DPE (note 4) the Company issued 15,000,000 shares of common stock to DPE to a binding Escrow Agreement.  Simultaneous with the execution and delivery of the Escrow Agreement the Company and DPE agreed that the stock certificate representing the 15,000,000 shares of common stock (the “Shares”) shall be delivered to the Escrow Agent. The Shares are duly authorized, fully paid and non-assessable and constitute issued and outstanding shares of the Company.

If, on or before January 2, 2014 the Escrow Agent has received notification from either the Company or DPE that

(A)	the Agreement is terminated, then the Escrow Agent shall return the Shares to the Company for cancellation, or
(B)	the Agreement is in good standing, then 3,000,000 of the Shares shall be released to DPE and the balance of the Shares shall remain in escrow subject to the terms of the Escrow Agreement.

If, on or before January 2, 2015 the Escrow Agent has have received notification from either the Company or DPE that

(A)	the Agreement is terminated, then the Escrow Agent shall return the remaining Shares to the Company for cancellation, or
(B)	the Agreement is in good standing, then 5,000,000 of the remaining Shares shall be released to DPE and the balance of the Shares shall remain in escrow subject to the terms of the Escrow Agreement.

If, on or before January 2, 2016 the Escrow Agent has received notification from either the Company or DPE that

(A)	the Agreement is terminated, then the Escrow Agent shall return the remaining Shares to the Company for cancellation, or
(B)	the Agreement is in good standing, then 7,000,000 of the Shares shall be released to DPE.

During the term of the Escrow Agreement, DPE shall have all rights to vote the Shares, whether such vote is at a shareholders' meeting or by written consent.  The Company has recorded $150,000 as contra equity as a result of the issuance of the Shares.  The valuation of the stock is based on a value of $0.01 per share of common stock.

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NOTE 7 – RELATED PARTY TRANSACTIONS

On July 19, 2013 (as amended on August 26, 2013) the Company entered into the Bell Flat Property Option Agreement (note 4) with DPE.  Herb Duerr, the Company’s Chairman, President, Chief Executive Officer, Chief Operating Officer, Treasurer, and a director is the Vice President of DPE.  Naomi Duerr, Mr. Duerr’s wife is President of and controls DPE.  DPE was issued 15,000,000 shares of restricted common stock of the Company on July 19, 2013 pursuant to the DPE Agreement (note 6).

For the three-months ended July 31, 2013, the Company paid one of its directors $500 per month to serve on its Board of Directors.  The total amount paid for the three months ended July 31, 2013 was $1,500 (2012- $3,000).  In the prior period there were two directors being compensated by the Company.

NOTE 8 – SUBSEQUENT EVENTS

None

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Item 2.                      Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the financial statements of American Magna Corp. (an exploration stage company) (the “Company”), which are included elsewhere in this Form 10-Q.  Certain statements contained in this report, including statements regarding the anticipated development and expansion of the Company's business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the future operating performance of the Company and the products it expects to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements.  Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by or with the approval of the Company, which are not statements of historical fact, may contain forward-looking statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. For a more detailed listing of some of the risks and uncertainties facing the Company, please see the Form 10-K for the year ended April 30, 2013 filed by the Company with the Securities and Exchange Commission.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Business Operations

During the next twelve months our objective is to explore the property subject to our mineral claims.  We continue to run our operations with the use of contract operators and as such do not anticipate a change to our company staffing levels. We remain focused on keeping a minimal staff level, which currently consists of our two directors, one of which is also our principal executive officer, to conserve capital. The Company anticipates that a significant portion of the exploration program will be carried out either directly by the Company’s principal executive officer or under his supervision.  We believe the outsourcing of some of the necessary operations continues to be the most cost effective and efficient manner of conducting the business of the Company.

We are a natural resource exploration company with an objective of acquiring, exploring, and if warranted and feasible, exploiting natural resource properties. Our primary focus in the natural resource sector is magnesium. We do not consider ourselves a “blank check” company required to comply with Rule 419 of the Securities and Exchange Commission, because we were not organized for the purpose of effecting, and our business plan is not to effect, a merger with or acquisition of an unidentified company or companies, or other entity or person. We do not intend to merge with or acquire another company in the next 12 months.

Though we have the expertise on our board of directors to take a resource property that hosts a viable ore deposit into mining production, the costs and time frame for doing so are considerable, and the subsequent return on investment for our shareholders would be very long term indeed. We therefore anticipate optioning or selling any ore bodies that we may discover to a major mining company. Most major mining companies obtain their ore reserves through the purchase of ore bodies found by junior exploration companies. Although these major mining companies do some exploration work themselves, many of them rely on the junior resource exploration companies to provide them with future deposits for them to mine. By optioning or selling a deposit found by us to these major mining companies, it would provide an immediate return to our shareholders without the long time frame and cost of putting a mine into operation ourselves, and it would also provide future capital for the company to continue operations.

The search for valuable natural resources as a business is extremely risky. We can provide investors with no assurance that the property we have in Nevada contains commercially exploitable reserves.  Exploration for natural reserves is a speculative venture involving substantial risk. Few properties that are explored are ultimately developed into producing commercially feasible reserves. Problems such as unusual or unexpected geological formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and any money spent on exploration would be lost.

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Natural resource exploration and development requires significant capital and our assets and resources are limited. Therefore, we anticipate participating in the natural resource industry through the purchase or option of early stage property.   We currently have one property under option. There has been no indication as yet that any mineral deposits exist on the property, and there is no assurance that a commercially viable mineral deposit exists on our property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

In the following discussion, there are references to “unpatented” mining claims. An unpatented mining claim on U.S. government lands establishes a claim to the locatable minerals (also referred to as stakeable minerals) on the land and the right of possession solely for mining purposes. No title to the land passes to the claimant. If a proven economic mineral deposit is developed, provisions of federal mining laws permit owners of unpatented mining claims to patent (to obtain title to) the claim. If you purchase an unpatented mining claim that is later declared invalid by the U.S. government, you could lose all rights to the minerals within that unpatented mining claim.

Bell Flat Project

On July 19, 2013 the Company executed a property option agreement (the “Agreement”) with Desert Pacific Exploration, Inc. (“DPE”) granting the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by DPE.  DPE, the owner of the Bell Flat Project, is an affiliate controlled by the wife of the Company’s President and CEO. The property known as the Bell Flat Project is located in Churchill County, Nevada and currently consists of 11 unpatented claims (the “Property”).

On August 26, 2013 the Company and DPE amended the Agreement to clarify certain provisions of the Agreement.  Annual option payments and minimum annual exploration expenditures under the Agreement are as noted below:

	Property Payments $	Work Expenditures $
Upon Execution of Agreement	5,000
August 26, 2014	10,000	50,000
August 26, 2015	15,000	150,000
August 26, 2016	20,000	200,000
August 26, 2017	30,000	350,000
August 26, 2018	40,000	400,000
August 26, 2019	50,000	450,000
August 26, 2020	50,000	500,000
August 26, 2021	50,000	550,000
August 26, 2022	50,000	600,000
August 26, 2023	-	750,000
Totals:	320,000	4,000,000

In addition to the payment of $5,000 upon execution, the Company is required to reimburse DPE for the 2012 and 2013 claim fees for the Property.  The Company has paid an initial payment of $5,000 and reimbursed DPE for 2012 claim fees of $1,715 and $1,715 for 2013 claim fees under the Agreement.

Crescent Fault Property

On August 17, 2012 the Company executed a property option agreement (the “Agreement”) with MinQuest, Inc. (“MinQuest”) granting the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by MinQuest.  The Company’s principal executive officer is also a Vice President of MinQuest.  The property known as the Crescent Fault Property is located in Eureka County, Nevada and currently consists of 33 unpatented claims.

On July 20, 2013, the Company gave notice of termination to MinQuest pursuant to the terms of the Crescent Fault Property Agreement.  The Company has determined that the Crescent Fault Property no longer fits with its business parameters as the Company is changing its exploration emphasis from gold to magnesium.

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As a result of such termination, the Crescent Fault Property has been returned to MinQuest and the Company is responsible to pay all claim fees, payments and expenses in order to maintain the property in good standing until July 2014. It is estimated that such fees and expenses will be $5,234.  The Company has accrued these fees at July 31, 2013.

Results of Operations

We did not earn any revenues during the three months ended July 31, 2013 or 2012.  We will be in the exploration stage of our business for an extended period of time and as a result do not anticipate earning revenues until we have developed an exploration property.  We can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such resources are discovered, that we will enter into commercial production of our mineral property.

For the three months ended July 31, 2013 we had a net loss of $30,697 compared to a net loss of $17,915 for the three months ended July 31, 2012.  The increase in the net loss was largely due to the recognition of $5,000 payable on the execution of the Bell Flat Property Option Agreement and $1,715 for the reimbursement of claim fees on the property.  During the three months ended July 31, 2013 the Company also recognized $5,234 in claims fees that are payable to MinQuest as a result of the Company terminating the Crescent Fault Property Option Agreement. During the three months ended July 31, 2012 the Company had the Caldera Property under option and did not perform any significant exploration work on the property during the quarter.  On August 17, 2012 the Company terminated the Caldera Property.  General and administrative expenses increased to $15,585 for the three months ended July 31, 2013 from $12,752for the three months ended July 31, 2012.   The increase was due to small increases in legal, transfer agent and filing fees.

During the three-months ended July 31, 2013 the Company recognized $150,000 in share-based compensation.  The $150,000 has been recognized as stock performance contingency that will be recognized into loss as the shares are released from escrow.  As part of the Company’s Bell Flat Property Option Agreement, the Company issued 15,000,000 shares of common stock to DPE contingent upon certain events.

Liquidity and Capital Resources

We had cash of $740 and negative working capital of $141,930 as of July 31, 2013. We anticipate that we will incur the following expenses over the next twelve months:

•	$66,700 in property option payments, annual claim filing fees, and exploration expenditures on the Company’s Bell Flat Project;

•	$49,300 for operating expenses, including working capital and general, legal, accounting and administrative expenses associated with reporting requirements under the Securities Exchange Act of 1934.

Net cash used in operating activities during the three-months ended July 31, 2013 was $2,920 compared to $15,300 during the three months ended July 31, 2012.  Despite an increase in the net loss to $30,697 during the three months ended July 31, 2013 from $17,915 for the three months ended July 31, 2012 cash used in operations decreased.   In addition, partially offsetting the impact of the higher loss in the current period was an increase in cash inflows from an increase in accounts payable and accrued liabilities to $25,736 for the three months ended July 31, 2013 from $6,561 for the three months ended July 31, 2012.  Also effecting changes in working capital was an inflow of $677 from changes in prepaid expenses for the three months ended January 31, 2013 while in the three months ended July 31, 2012 there was an outflow of $5,005.  There were no investing or financing activities in either of the three months ended July 31, 2013 or 2012.

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The future of the Company is dependent upon its ability to obtain future financing and upon future profitable operations from the development of its mineral property.  On August 27, 2012 the Company received an additional $20,000 in proceeds from a bridge loan and on September 1, 2011 the Company received $100,000 from a private placement.  The proceeds from these financings are not sufficient for all of the Company’s commitments for the next 12 months. The Company expects that it will need approximately $116,000 to fund its operations through July 31, 2014.  We anticipate that in the future we will need additional funding and that such funding will be in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed.  We do not have any arrangements in place for any future equity financing.

Going Concern Consideration

As shown in the accompanying financial statements, the Company has incurred a net loss of $261,694 for the period from August 1, 2010 (inception of the exploration stage) to July 31, 2013, and has had no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral property.  Management may seek to raise additional capital in the future through the sale of equity. There are no present plans to do so and there can be no assurances that any such plans will be realized.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

There is substantial doubt about the Company’s ability to continue as a going concern. Accordingly, its independent auditors included an explanatory paragraph in their report on the April 30, 2013 financial statements regarding concerns about the Company’s ability to continue as a going concern. The Company’s financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by its independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Item 3.  Quantitative and Qualitative Disclosure About Market Risk

Smaller reporting companies are not required to provide the information required by this Item.

Item 4.  Controls and Procedures

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, the Company conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), as of July 31, 2013. Based on this evaluation, our principal executive officer and principal financial officer have concluded that the Company’s disclosure controls and procedures were effective to ensure that information required to be disclosed by the Company in the reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and that the Company’s disclosure and controls are designed to ensure that information required to be disclosed by the Company in the reports that we file or submit under the Exchange Act is accumulated and communicated to management, including our principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

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Lack of Segregation Of Duties

Management is aware that there is a lack of segregation of duties at the Company due to the small number of persons dealing with general administrative and financial matters. However, at this time management has decided that considering the abilities of the persons now involved and the control procedures in place, the risks associated with such lack of segregation are low and the potential benefits of adding employees to clearly segregate duties do not justify the substantial expenses associated with such increases. Management will periodically reevaluate this situation.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

There were no changes in our internal controls over financial reporting that occurred during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

Item 1A. Risk Factors

Smaller reporting companies are not required to provide the information required by this Item 1A.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

There were no issuances of equity securities during the quarter ended July 31, 2013 which were not previously reported.

Item 3. Defaults upon Senior Securities

None.

Item 4. Mine Safety Disclosures

The Company does not currently have any mining operations.

Item 5. Other information

None.

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Item 6. Exhibits

Exhibit 31 - Certification of Principal Executive and Financial Officer pursuant to Rule 13a-14 of the Securities and Exchange Act of 1934 as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 32 – Certification of Principal Executive and Financial Officer Pursuant to 18 U.S.C Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS **	XBRL Instance Document
101.SCH **	XBRL Taxonomy Extension Schema Document
101.CAL **	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF **	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB **	XBRL Taxonomy Extension Label Linkbase Document
101.PRE **	XBRL Taxonomy Extension Presentation Linkbase Document

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 10, 2013 AMERICAN MAGNA CORP. By: /s/ Herb Duerr Herb Duerr President, Chief Executive Officer, Treasurer, and Director (Principal Executive, Financial, and Accounting Officer)

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